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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to§240.14a-12

GATX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2025 PROXY STATEMENT Notice of Annual Meeting of Shareholders to be held on April 25, 2025

March 14, 2025

Dear Shareholders:

On behalf of the Board of Directors, I invite you to attend GATX Corporation’s 2025 Annual Meeting of Shareholders on Friday, April 25, 2025 at 9:00 a.m. Central Time. This year’s annual meeting will be a virtual meeting of shareholders. You will be able to attend the annual meeting online, vote your shares electronically, and submit your questions during the annual meeting by visiting https://meetnow.global/MAGCWVM. The proxy materials for the meeting, which are available for viewing and printing at www.envisionreports.com/GATX, include a notice setting forth the items we expect to address at the meeting, our Proxy Statement, and a copy of our 2024 annual report to our shareholders.

In 2024, GATX’s net income was $284.2 million, or $7.78 per diluted share. Each of our business units contributed to our strong financial results for the year. Rail North America’s lease revenues increased $94.7 million, or over 10%, from the prior year. Demand for existing railcars remained steady, and we continued to extend lease renewal terms at attractive rates while maintaining strong renewal success and over 99% fleet utilization. We were also able to capitalize on continued strong secondary market demand to further optimize Rail North America’s railcar fleet.

Our Rail International businesses produced solid operating results. Fleet utilization in both Europe and India remained high, and we continued to experience increases in renewal lease rates compared to expiring rates for most railcar types. In Engine Leasing, the Rolls-Royce and Partners Finance (“RRPF”) affiliates and our wholly owned aircraft spare engine portfolio achieved excellent results as strong global demand for aircraft engines continued. Growth in passenger air travel was robust, and global air travel has exceeded pre-pandemic levels.

In 2024, we once again executed on our strategy of investing in economically attractive opportunities in our core businesses, and we believe these investments will continue to drive future earnings growth. We invested over $1.1 billion in our Rail North America business, further expanding our platform through opportunistic railcar purchases in addition to investments under our committed supply agreement. During the year, GATX Rail Europe and GATX Rail India reached significant milestones, surpassing 30,000 and 10,000 railcars, respectively. Our engine leasing businesses increased their investments in aircraft spare engines, as we added 10 engines to our wholly owned portfolio for over $260 million, while the RRPF affiliates invested over $900 million. In 2024, GATX’s total investment volume exceeded $1.6 billion.

Your vote is very important. Whether or not you plan to attend the virtual annual meeting, please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by internet or telephone or by signing and returning your proxy card, if requested, in the envelope provided. On behalf of the Board of Directors and management, I would like to thank you for your continued support of GATX.

Sincerely,

President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Shareholders’ Meeting to be held on April 25, 2025.

The following materials are available at www.envisionreports.com/GATX:

●	The Notice of Annual Meeting of Shareholders to be held on April 25, 2025;
●	GATX Corporation 2025 Proxy Statement; and
●	GATX Corporation Annual Report to Shareholders for the year ended December 31, 2024.

A Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) or the proxy statement, proxy card and annual report are being sent to shareholders beginning on or about March 14, 2025.

Notice of Annual Meeting of Shareholders

GATX 2025 Annual Meeting of Shareholders

Date:	Friday, April 25, 2025	Items of Business: ● Election of 8 Directors ● Adoption of Advisory Resolution to Approve Executive Compensation ● Ratification of Independent Registered Public Accounting Firm
Time:	9:00 a.m. Central Time
Place:	The annual meeting will be held as a live audio webcast at https://meetnow.global/MAGCWVM
Record Date:	Close of business on February 28, 2025

Advance Voting Methods and Deadlines

Internet and telephone voting are available 24 hours a day, seven days a week up to these deadlines:

●
Registered Shareholders—closing of the polls at the virtual annual meeting
●
Beneficial Owners—11:59 p.m. Eastern Time on April 24, 2025 (after which voting is available online at the virtual annual meeting if properly registered in advance)
●
Participants in GATX 401(k) Plans—8:00 a.m. Eastern Time on April 23, 2025

Go to the website identified on the Notice of Internet Availability or proxy card

●
Enter the Control Number printed on the Notice of Internet Availability or proxy card
●
Follow the instructions on the screen.
Call the toll-free number identified on the proxy card ● Enter the Control Number printed on the Notice of Internet Availability or proxy card ● Follow the recorded instructions.

Mark your selections on the proxy card

A proxy card may be requested by following the instructions on the Notice of Internet Availability

●
Date and sign your name exactly as it appears on the proxy card
●
Promptly mail the proxy card in the enclosed postage-paid envelope

Return promptly to ensure that it is received before the deadlines stated above.

You can vote online at the virtual annual meeting ● Follow the instructions on the meeting website: https://meetnow.global/MAGCWVM

By Order of the Board of Directors,

Executive Vice President, General Counsel and Secretary

heTable of Contents

GATX CORPORATION - 2025 Proxy Statement	i

iiGATX CORPORATION  -  2025 Proxy Statement

Proxy Summary

The Board of Directors (the “Board”) of GATX Corporation (“GATX”, the “Company”, “we”, “us”, or “our”) is soliciting proxies for use at the Company’s Annual Meeting of Shareholders to be held on Friday, April 25, 2025 (the “Annual Meeting”). The Notice of Internet Availability or the proxy statement, proxy card and annual report are being mailed to shareholders beginning on or about March 14, 2025.

This summary includes information found elsewhere in this Proxy Statement and does not contain all of the information you should consider in voting. Please read this Proxy Statement carefully before voting your shares.

Annual Meeting of Shareholders

When g April 25, 2025, 9:00 a.m. Central Time
Where g The meeting will be held virtually via a live audio webcast at https://meetnow.global/MAGCWVM

You may vote if you were a shareholder of record at the close of business on February 28, 2025. We hope that you will be able to attend the Annual Meeting virtually, but if you cannot do so, it is important that your shares be represented.

We urge you to read the Proxy Statement carefully and to vote your shares in accordance with the Board’s recommendations by internet or telephone or by signing and returning the proxy card (if requested) in the postage-paid envelope provided, whether or not you plan to virtually attend the Annual Meeting.

Voting Recommendations of the Board

Item	Description	For	Against	Page
1	Election of directors			19
2	Adoption of advisory resolution approving our executive compensation			30
3	Ratification of independent registered public accounting firm			70

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting.

Voting at the Annual Meeting (page 79)

If your shares are registered in your name with our transfer agent, you may vote virtually at the Annual Meeting. If you hold your shares through a broker, bank, or other nominee, you will not be able to vote virtually at the Annual Meeting unless you first obtain a legal proxy from your nominee. For further information, please see How do I vote? on page 80.

Questions and Answers (page 79)

We encourage you to review the Questions and Answers about the Annual Meeting beginning on page 79 for answers to common questions about the rules and procedures surrounding the proxy and annual meeting process.

GATX CORPORATION - 2025 Proxy Statement	1

PROXY SUMMARY

CORPORATE GOVERNANCE (PAGE 10)

GATX is committed to strong corporate governance, which promotes the long-term interests of shareholders and strengthens Board and management accountability. Highlights of our corporate governance practices include:

✓	Annual Election of Directors	✓	Annual CEO Succession Planning by Full Board
✓	Majority Voting for Directors	✓	Risk Oversight by Full Board and Committees
✓	Resignation Policy for Directors who Fail to Receive a Majority Vote	✓	Annual Board and Committee Self-Evaluations
✓	7 of 8 Director Nominees are Independent	✓	No Poison Pill
✓	Breadth of Experience and Skills Among Directors	✓	Anti-Hedging/Anti-Pledging Policies for Directors, Officers, and Employees
✓	Regular Director Skills Assessment and Board Succession Planning	✓	Share Ownership Requirements for Directors and Executive Officers
✓	Independent Board Chair	✓	Clawback Policy
✓	Independent Audit, Compensation, and Governance Committees	✓	Annual “Say-on-Pay” Advisory Vote
✓	Executive Sessions of Independent Directors After Each Board Meeting	✓	Active Shareholder Engagement Program

DIRECTOR NOMINEES (PAGE 22)

The following table provides summary information about each director nominee (with age shown as of Annual Meeting date).

					Other Public
		Director		Committee	Company
Name	Age	Since	Principal Occupation	Memberships[1]	Boards
Diane M. Aigotti*	60	2016	Retired; Former Executive Vice President, Managing Director and Chief Financial Officer, Ryan Specialty Group, LLC	A (Chair)	1
Anne L. Arvia*	62	2009	Principal, Strategic Transformation and Program Management, Cornerstone Advisors, LLC	A, C, G (Chair)	1
Shelley J. Bausch*	59	2023	Retired; Former President, Global Industrial Coatings, Axalta Coating Systems Ltd.	A, G	0
John M. Holmes*	48	2024	Chairman, President and Chief Executive Officer, AAR CORP.	A	1
Robert C. Lyons	61	2022	President and Chief Executive Officer, GATX Corporation	None	1
James B. Ream*	69	2008	Retired; Former Senior Vice President – Operations, American Airlines	CH	0
Adam L. Stanley*	51	2019	Retired; Former Executive Vice President and Chief Digital and Technology Officer, Cushman and Wakefield	C, G	0
Paul G. Yovovich*	71	2012	Private Investor	C, G	0
*	Independent Director
1	A = Audit Committee; C = Compensation Committee; G = Governance Committee; CH = Board Chair

2GATX CORPORATION  -  2025 Proxy Statement

PROXY SUMMARY

EXECUTIVE COMPENSATION (PAGE 31)

We encourage you to review the Compensation Discussion and Analysis beginning on page 31 for information about our executive compensation program.

OUR EXECUTIVE COMPENSATION PROGRAM SUPPORTS OUR LONG-TERM FOCUS THROUGH INDUSTRY CYCLES

GATX owns and leases transportation assets and provides critical services to customers worldwide. Our diverse portfolio of assets includes tank and freight railcars, locomotives, aircraft spare engines, and tank containers. We are the leading global railcar lessor, leasing railcars in North America, Europe, and India. Most of our railcar leases are service-intensive leases, under which we provide maintenance, engineering, administrative, and a variety of other value-added services. Railcar leasing accounted for a substantial majority of our 2024 revenues.

●	The Railcar Leasing Market is Highly Cyclical. The railcar leasing market in which GATX operates has historically been highly cyclical. Swings in railcar supply in North America may result in significant volatility in industry-wide railcar utilization and lease rates. In addition, many of our rail customers also operate in cyclical markets, such as the chemical, fertilizer, food/agricultural, refined petroleum, transportation, and construction industries.
●	We Manage Our Business With a Long-Term View. Our operating assets have expected economic useful lives of up to 45 years. We proactively manage our business with a long-term view, which includes buying, leasing, maintaining, and selling long-lived assets into constantly changing business conditions over decades. It is critical that we make disciplined investment decisions that match the long lives of our assets. Through multiple industry and economic cycles, we have maintained a long-term focus on investing while executing numerous strategic initiatives to enhance our competitive advantage.
●	Our Strategy is Consistent, but Our Tactics Vary With the Market Cycle. Our different approaches to fleet utilization risk, asset growth, lease rates, and lease term structure at different points in the railcar leasing market cycle enable GATX to generate strong long-term shareholder return.
-	In stronger railcar markets, we focus on increasing lease rates and lengthening lease terms to lock in attractive lease revenue as long as possible. We knowingly accept more utilization risk to maximize fleet value as we increase lease rates. At the same time, we may be more selective when making new railcar investments due to high railcar prices unless we identify assets that will earn correspondingly higher lease rates over the asset’s life.
-	Conversely, in weaker markets, when railcar prices tend to be lower, we seek to increase railcar investments. We may also reduce lease rates to maintain asset utilization and shorten lease terms to position us to capture value when lease rates improve.
●	Our Executive Compensation Program Supports This Long-Term Cyclical Approach and Strategy. Our executive compensation program is designed and managed by our Compensation Committee to motivate and retain management through each stage of the business cycle, including in both strong and weak railcar leasing markets. The Committee sets goals intended to align executive compensation with the appropriate achievement of our dual goals of growth and return at various points in the business cycle. Reflecting this focus, our Compensation Committee uses net income, excluding tax adjustments and other items (non-GAAP), as the performance measure in our annual incentive plan and three-year average LTI-adjusted return on equity (non-GAAP)[1] and three-year cumulative investment volume as the performance measures in our long-term incentive plans. The Committee recognizes that our growth, investment, and returns will differ at various points in the cycle and sets the performance goals for each of these measures with the intent of focusing management on achieving results that will have the biggest impact on our ability to generate long-term shareholder value in light of where we are in the business cycle.
1	LTI-adjusted return on equity (non-GAAP) is calculated as GAAP net income divided by shareholders’ equity, excluding accumulated other comprehensive loss.

GATX CORPORATION - 2025 Proxy Statement	3

PROXY SUMMARY

STRONG 2024 FINANCIAL AND OPERATIONAL RESULTS

In 2024, we executed our strategic priorities and our strong performance led to better-than-expected financial results. At Rail North America, we continued to extend lease renewal terms at attractive rates while maintaining strong utilization and high renewal success. These strong results enabled us to embed a high level of quality, long-term committed cash flow into the business. We also optimized our diverse railcar fleet by capitalizing on a strong secondary market. Our international railcar leasing businesses performed well by achieving high fleet utilization and increased renewal lease rates. Both Rail Europe and Rail India continued to grow and diversify their fleets during the year, surpassing 30,000 and 10,000 railcars, respectively. In Engine Leasing, we continued to increase our direct investment in aircraft spare engines, while the RRPF affiliates significantly raised their level of investment over the prior year. Both the RRPF affiliates and our wholly owned aircraft spare engine portfolio delivered excellent results as robust global demand for aircraft engines continued. By executing on our dual growth and return strategies, we delivered against key metrics in our compensation plans and produced diluted earnings per share (GAAP) of $7.78 and a total shareholder return of over 30% for the year. Set forth below is a summary of our key financial and operational achievements during 2024 (dollars in millions, except for per share amounts), as well as an illustration of our stock price performance over the past five years.

1	For a reconciliation of net income, diluted earnings per share (EPS), and return on equity (ROE), excluding tax adjustments and other items (non-GAAP), to net income, diluted EPS, and ROE calculated in accordance with GAAP, as well as for information regarding why we believe these non-GAAP measures present useful information to investors, please see Exhibit A to this Proxy Statement.
2	Operational data in the charts relates to our Rail North America segment.
3	Excludes boxcars.

4GATX CORPORATION  -  2025 Proxy Statement

PROXY SUMMARY

Stock Performance (1)

Total Returns
30.8%
24.8%
13.8%
23.6%
16.3%
8.9%
4.8%
8.0%
15.7%
14.5%
10.3%
13.8%
1 Year
3 Year
5 Year
GATX
S&P 500
MidCap 400
Russell 3000

1	Total shareholder return calculation presented on an annualized basis and assumes dividends are reinvested.

GATX CORPORATION - 2025 Proxy Statement	5

PROXY SUMMARY

LISTED BELOW ARE SOME KEY ACHIEVEMENTS DURING 2024:

Strong Earnings
●
Net income of $284.2 million (net income, excluding tax adjustments and other items (non-GAAP), of $288.1 million).[1]
●
Diluted earnings per share of $7.78 (diluted earnings per share, excluding tax adjustments and other items (non-GAAP), of $7.89).[1]
●
Return on equity of 12.1% (return on equity, excluding tax adjustments and other items (non-GAAP), of 12.2%).[1]

Excellent Operating Performance
●
Capitalized on favorable market conditions by successfully increasing renewal lease rates and extending lease terms, locking in high-quality, long-term committed cash flow.
●
 Achieved railcar fleet utilization of over 99% at Rail North America.
●
 Invested over $1.6 billion in attractive transportation assets, including over $1.1 billion of investment volume at Rail North America.
●
 Successfully placed deliveries of new railcars under our multi-year supply agreement and identified incremental opportunities to acquire over 2,200 railcars and over 150 locomotives in the secondary market at Rail North America.
●
 Investment volume was over $230 million at Rail International, and our railcar fleets in Europe and India surpassed 30,000 and 10,000 railcars, respectively.
●
 Increased our direct investment in aircraft spare engines by acquiring 10 engines for over $260 million.

Returned Cash to Shareholders
●
Increased our dividend for the 14th consecutive year to $2.32 (annualized) per share, completing our 106th year of uninterrupted dividends.
●
Returned over $106 million to shareholders through dividends and share repurchases.

1	Our 2024 financial results calculated in accordance with GAAP include a net negative impact of $3.9 million, or $0.11 per diluted share, from tax adjustments and other items. For a reconciliation of net income, diluted earnings per share, and return on equity, excluding tax adjustments and other items (non-GAAP), to net income, diluted earnings per share, and return on equity calculated in accordance with GAAP, as well as for information regarding why we believe these non-GAAP measures present useful information to investors, please see Exhibit A to this Proxy Statement.

6GATX CORPORATION  -  2025 Proxy Statement

PROXY SUMMARY

OUR 2024 EXECUTIVE COMPENSATION PROGRAM REFLECTED OUR PAY FOR PERFORMANCE PHILOSOPHY

●	Substantial Majority of 2024 Pay Aligned with Performance. We design our pay programs to reward executives for positive Company performance and align with shareholder interests by having a significant portion of compensation composed of performance-based and long-term incentive awards. As shown in the charts below, 84% of our Chief Executive Officer’s (“CEO’s”) 2024 total target compensation and approximately 70% of the 2024 total target compensation for our other named executive officers listed in the 2024 Summary Compensation table (our “NEOs”) on page 54 were tied to annual and long-term incentives based on Company performance relative to objective, quantifiable financial goals or, with respect to stock options, will only have value if our stock price increases.

Note: The percentages in the charts above reflect the base salary and incentive targets in effect for the NEOs for 2024, and thus are not intended to match amounts shown in the Summary Compensation Table or the Grant of Plan-Based Awards Table on pages 54 and 55, respectively.

●	Rigorous Incentive Targets. Our Compensation Committee carefully considered the market conditions affecting our business and set performance goals that we determined would be appropriately rigorous and difficult to achieve. Annual incentive awards for our NEOs are determined by comparing the Company’s actual performance against our budgeted net income for the year. Long-term incentives in the form of performance shares are earned based on achievement of two equally weighted measures of the three-year average LTI-adjusted return on equity (non-GAAP) (return measure) and the three-year cumulative investment volume (growth measure). Please see Compensation Discussion & Analysis – Performance Measures, Goal Setting, and Pay-for-Performance Alignment on page 41 for more information about how the Compensation Committee establishes our annual and long-term performance measures.
●	Market Data Considered in Designing Competitive Compensation Program. Our Compensation Committee also reviewed market compensation levels and program design to provide a frame of reference for comparison in designing and setting competitive 2024 executive compensation commensurate with market, Company, and NEO performance, and the need to retain executive officers of outstanding ability and potential.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PAGE 70)

We ask that our shareholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2025. Below is summary information about Ernst & Young LLP’s fees for services provided in 2024 and 2023.

	2024	2023
Type of Fees	($)	($)
Audit Fees	3,402,000	3,236,000
Audit-Related Fees	290,000	159,500
Tax Fees	42,000	45,425
All Other Fees	2,000	2,000
TOTAL Fees	3,736,000	3,442,925

GATX CORPORATION - 2025 Proxy Statement	7

Sustainability and Corporate Citizenship

AT GATX, OUR MISSION IS TO PROVIDE INNOVATIVE, UNPARALLELED SERVICE THAT ENABLES OUR CUSTOMERS TO TRANSPORT WHAT MATTERS SAFELY AND SUSTAINABLY WHILE CHAMPIONING THE WELL-BEING OF OUR EMPLOYEES AND COMMUNITIES.

We are committed to growing our business in a sustainable and socially responsible manner, and we demonstrate our commitment through our programs and initiatives. A multi-functional team meets periodically to develop, assess, and prioritize sustainability topics that are important to our business and our stakeholders and to continually improve both the measurement and transparency of our sustainability disclosures and practices. The Governance Committee of GATX’s Board has primary oversight responsibility for our ongoing and developing sustainability efforts. We maintain a Sustainability page on our website (www.gatx.com) to highlight our environmental and social responsibility accomplishments and provide certain sustainability-related data to interested stakeholders.1

We believe in the importance of investing in our people and in our communities and operating our business sustainably and ethically, which we believe will create long-term value for our shareholders. Our sustainability priorities center on four foundational pillars:

OUR ETHICS AND INTEGRITY	OUR PEOPLE
●
Committing to operate our business consistent with the highest standards of honest and ethical behavior
●
Championing a company-wide ethics and compliance program intended to provide our employees with resources and regular training to assist them in doing their jobs in an ethical manner while empowering them to raise questions and concerns without fear of retaliation

●
Protecting the health and safety of our employees as our highest priority
●
Fostering an inclusive workplace through our policies and programs
●
Investing in our employees through training, professional development, comprehensive benefit programs, and education

OUR ENVIRONMENT	OUR COMMUNITIES
●
Striving for the highest levels of asset quality and safety
●
Implementing sustainable policies and practices designed to reduce energy use, decrease waste, increase recycling, and lower water consumption in our operations
●
Assessing business, operational, and strategic risks associated with climate matters and reporting on key sustainability-related data

●
Investing in safety training and civic engagement initiatives to support the communities where we live and work
●
Encouraging employee involvement in their local communities through volunteer projects and fundraising campaigns

[1]	Nothing on our website shall be deemed incorporated by reference into this Proxy Statement.

8GATX CORPORATION  -  2025 Proxy Statement

SUSTAINABILITY AND CORPORATE CITIZENSHIP

PROGRAMS AND INITIATIVES

Health and Safety	Our Environment

✓ GATX continues to strive to maintain the highest levels of safety by fostering a culture that makes safety a top priority. We utilize a continuous improvement methodology to identify safety risks and hazards and drive improvement initiatives.

✓ In addition to being recognized as a Responsible Care® Partner by the American Chemistry Council (ACC) and the Chemical Industry Association of Canada (CIAC), we are an active participant in the Transportation Community Awareness and Emergency Response (TRANSCAER®) initiative, a national outreach effort assisting communities to prepare for and respond to a possible hazardous materials transportation incident.

✓ In 2024, GATX received several Responsible Care awards, including the CIAC’s 2023 Responsible Care Excellence in Partnership Award, 2023 President's Award for an employee’s long-standing dedication to TRANSCAER Canada and the development of a new TRANSCAER Tank Trainer Car, and two ACC Facility Safety Awards for achievement in the prevention of occupational injuries and illnesses.

✓ GATX offers training on the proper use of our equipment and on regulations that impact our business. We hold training events at customer locations across North America through the use of our TankTrainer™ mobile classroom.

✓ We continue to make significant investments in railcars globally, resulting in the ability to transport more goods by rail versus roads, which lowers carbon emissions and reduces highway noise and congestion.

✓ GATX continues to publish Scope 1 and Scope 2 greenhouse gas emissions and continues to assess our full value chain impacts on the environment in an effort to identify opportunities to reduce those impacts.

✓ In 2024, GATX received the Energy Efficiency Award from the ACC in recognition of our Colton, California facility's flare optimization project.

✓ GATX issues an annual Sustainability Accounting Standards Board ("SASB") report, which can be found on our website, that discloses metrics related to relevant sustainability factors.

Our Communities

✓ GATX has a long history of supporting causes in communities where our employees live and work, and our company culture values strong corporate citizenship.

✓ In 2024, employees around the globe gave back in their communities, including by volunteering at food banks and feeding centers, supporting students in their education, picking up litter in natural areas, and donating blood.

✓ GATX employees held a successful 2024 employee giving campaign and fundraiser for Make-A-Wish Illinois. We have partnered with Make-A-Wish Illinois for over 25 years, and during this tenure, we have provided nearly $6 million to help Make-A-Wish Illinois grant wishes to children with critical illnesses. Since 2008, GATX has been the largest corporate partner to the organization in the state of Illinois.

✓ Through our partnership with Big Shoulders Fund, which provides support to inner-city schools in Chicago, GATX employees in Chicago participated in a company-wide service day to clean, beautify, and ready schools for the new school year. GATX employees have also mentored Big Shoulders students since 2016.

✓
In Galena Park, Texas, GATX employees helped ensure students were prepared for the new school year by donating backpacks and school supplies. In recognition of these efforts, GATX received the “Stand Up for Texas Public Schools” honor from the Texas Association of School Boards and Galena Park Independent School District.

Our People

✓ To attract and retain the most qualified talent, we aim to cultivate an inclusive environment where everyone can contribute their full range of knowledge, experiences and perspectives. By embracing varied viewpoints, we seek to drive innovation and enhance business outcomes.

✓ We use structured and transparent hiring practices that seek to attract top-tier talent.

✓ We conduct annual compensation reviews for professional, managerial, and executive level positions.

✓

We regularly conduct employee engagement surveys.

✓ We support our employees’ learning and career growth through a comprehensive approach that includes organization-wide training, specialized programs for emerging leaders and people managers, and an extensive selection of e-learning options.

GATX CORPORATION - 2025 Proxy Statement	9

Proxy Statement

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors provides oversight, strategic direction, and counsel to management regarding the business, affairs, and long-term interests of GATX and our shareholders. Its responsibilities include the following:

●	reviewing and approving our major financial objectives, strategic and operating plans, strategic transactions with third parties, and other significant actions
●	overseeing the conduct of our business
●	assessing business risks to evaluate whether any changes to our business, strategy, or risk management practices may be warranted
●	overseeing our processes for maintaining the integrity of our financial statements and other public disclosures
●	overseeing compliance with law and ethical standards

GATX has a long-standing commitment to strong corporate governance and ethical standards. Demonstrating this commitment, the Board has adopted the GATX Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for Senior Company Officers, as well as charters for each of the Board’s committees. These documents constitute the foundation of our corporate governance structure and are available on our website (www.gatx.com) in the Investor Relations section under “Governance.”

The Board and its committees meet throughout the year on an established schedule and hold special meetings from time to time as appropriate. Following each meeting, the Board’s independent directors meet in executive sessions without the Chief Executive Officer or other members of management present. The independent Chair of the Board serves as Chair of the executive sessions of the Board.

The Board met eight times during 2024, and each director nominee attended at least 75% of the meetings of the Board and the committees on which he or she served during the year. We encourage all directors to attend the 2025 Annual Meeting of Shareholders, and in 2024 all directors then serving on the Board attended the annual meeting.

Board Independence

In accordance with the listing standards of the New York Stock Exchange (“NYSE”), our Corporate Governance Guidelines provide that a majority of members of the Board of Directors must qualify as independent. The Board evaluates director independence in accordance with the independence requirements specified in the NYSE listing standards. A director may not qualify as independent unless the Board affirmatively determines that the director has no material relationship with GATX other than as a member of the Board. The Board does not have categorical standards of materiality for independence purposes apart from those set forth in the NYSE listing standards.

In accordance with the NYSE listing standards, and considering all relevant facts and circumstances, the Board has made an affirmative determination, based on the recommendation of the Governance Committee, that none of the following directors has a material relationship with GATX other than as a member of the Board and that all of the following directors are independent: Diane M. Aigotti, Anne L. Arvia, Shelley J. Bausch, John M. Holmes, James B. Ream, Adam L. Stanley, David S. Sutherland, and Paul G. Yovovich.

10GATX CORPORATION  -  2025 Proxy Statement

CORPORATE GOVERNANCE

Board Leadership Structure

Our By-Laws afford the Board flexibility to separate or combine the positions of Chair of the Board and Chief Executive Officer based on particular circumstances. When the two positions are combined (or the Chair is not otherwise independent), then the independent directors designate an independent Lead Director to provide leadership to the non-management members of the Board and to work with the Chair and Chief Executive Officer and the other Board members to provide effective and independent oversight of our management and affairs. The Company would notify shareholders of any change in the Board’s leadership structure in our proxy statements, unless we are required to disclose sooner.

Likewise, our Board is structured to promote independence whether or not its Chair is a member of executive management. The entire Board, with the exception of Robert C. Lyons, currently consists of independent directors, and the Audit, Compensation, and Governance Committees also are composed entirely of independent directors. The independent directors on the Board meet after each Board meeting in executive sessions that are not attended by Mr. Lyons or other members of management.

Mr. Lyons’s predecessor as Chief Executive Officer also served as Chair of the Board. In connection with the CEO leadership transition in 2022, the Board appointed Mr. Ream to serve as the independent Chair of the Board based on its belief that with a newly-appointed Chief Executive Officer, it was in the best interests of our shareholders to have a separate, independent Chair.

As Board Chair, Mr. Ream serves an important role in our governance structure, as he did as Lead Director prior to the 2022 CEO leadership transition, with roles and responsibilities that include, among other things:

●	presiding at all shareholder and Board meetings, including executive sessions of the independent directors
●	attending the meetings of all Board committees
●	calling Board meetings and meetings of the independent directors
●	establishing Board meeting schedules and agendas in consultation with the Chief Executive Officer
●	serving as the Board’s principal liaison with the Chief Executive Officer
●	interviewing all director candidates and making recommendations to the Governance Committee
●	determining the composition and leadership of the Board’s committees
●	representing the Board in our shareholder engagements and outreach meetings

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CORPORATE GOVERNANCE

Board Committees

Director*	Board of Directors	Audit Committee	Compensation Committee	Governance Committee
Diane M. Aigotti	⚫	C
Anne L. Arvia	⚫	⚫	⚫	C
Shelley J. Bausch	⚫	⚫		⚫
John M. Holmes	⚫	⚫
Robert C. Lyons	⚫
James B. Ream	C
Adam L. Stanley	⚫		⚫	⚫
David S. Sutherland	⚫		C
Paul G. Yovovich	⚫		⚫	⚫
Number of 2024 meetings	8	6	5	5
*	In the table above, “C” means Chair.

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Governance Committee. Each committee is composed of directors determined by the Board to be independent in accordance with the applicable listing standards of the NYSE, including the heightened independence standards for members of the Audit and Compensation Committees, which incorporate U.S. Securities and Exchange Commission (“SEC”) rules. Mr. Ream serves as Chair of the Board and attends all meetings of all Board committees. The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which are available on our website (www.gatx.com) in the Investor Relations section under “Governance.”

Audit Committee

The Board has determined that each member of the Audit Committee has accounting or related financial management expertise and is “financially literate,” as that term is used in the listing standards of the NYSE. In addition, the Board has determined that each of Diane M. Aigotti, Anne L. Arvia, and John M. Holmes qualifies as an “audit committee financial expert,” as that term is defined by SEC rules.

The Audit Committee’s functions include the appointment, retention, compensation, and oversight of our independent registered public accounting firm. The Audit Committee also reviews any related party transactions and assists the Board in oversight of:

●	the integrity of our financial statements
●	our compliance with legal and regulatory requirements
●	our guidelines, policies, and procedures with respect to risk assessment and risk management
●	the independent registered public accounting firm’s qualifications and independence with respect to services performed, including non-audit fees and services
●	the performance of our internal audit function and the independent registered public accounting firm
●	our cybersecurity risks, controls and procedures, and our use of financial derivatives

The Audit Committee maintains free and open communication, and meets separately at each regularly scheduled committee meeting, with our independent registered public accounting firm, our internal auditor, and management.

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CORPORATE GOVERNANCE

Compensation Committee

The Compensation Committee’s functions include:

●	conducting an annual evaluation of the Chief Executive Officer’s performance
●	annually setting the Chief Executive Officer’s compensation level and reviewing and approving compensation levels of our other senior officers
●	establishing and administering our incentive compensation plans, equity-based plans, and other bonus plans, including granting awards and approving payouts under our plans
●	administering our clawback policy
●	annually reviewing the corporate goals and objectives relating to compensation of our Chief Executive Officer and other senior officers
●	periodically reviewing and making recommendations to the Board regarding the compensation of our non-management directors
●	retaining and evaluating the qualifications and independence of the Compensation Committee’s independent compensation consultant

Pay Governance LLC (“Pay Governance”) served as the Compensation Committee’s independent compensation consultant during 2024. In addition to providing advice on various aspects of GATX’s compensation plans, programs, and policies, Pay Governance also advises the Compensation Committee periodically on current trends and best practices and reviews the agendas and supporting materials with management and the Compensation Committee Chair in advance of each committee meeting. A Pay Governance representative attends all Compensation Committee meetings, including executive sessions at which management is not present, and meets independently with the Compensation Committee as appropriate. In addition, Pay Governance provides specific recommendations for the Chief Executive Officer’s compensation and advice on the recommendations made by the Chief Executive Officer with respect to the compensation of other executives.

Governance Committee

The Governance Committee’s functions include:

●	identifying individuals qualified to become Board members and recommending to the Board a slate of director nominees for election at each annual meeting of shareholders
●	ensuring that all of the Board committees have the benefit of qualified and experienced independent directors
●	regularly reviewing a matrix of director profiles and skills to ensure a breadth of relevant experience, fresh perspective, skills, backgrounds, and other attributes on the Board
●	developing and overseeing an effective set of corporate governance policies and procedures designed to ensure that GATX adheres to strong corporate governance and ethical standards and complies with all applicable legal and regulatory requirements
●	overseeing the evaluation of the Board’s performance and effectiveness, including the directors’ attendance and contributions to Board deliberations, and making such recommendations to the Board as may be appropriate
●	overseeing sustainability matters and receiving periodic reports from management on related strategic initiatives

Annual Board and Committee Evaluations

The Board conducts an evaluation of its performance and effectiveness on an annual basis. The purpose of the evaluation is to obtain the directors’ feedback on the Board’s performance and identify ways to enhance its effectiveness. As part of the evaluation, each director receives a written questionnaire developed by the Governance Committee to solicit input on the Board’s performance, effectiveness, composition, priorities, and culture. Using the questionnaire as a guide, the Governance Committee Chair conducts personal interviews with all directors to obtain their feedback and discuss any

GATX CORPORATION - 2025 Proxy Statement	13

CORPORATE GOVERNANCE

other issues or concerns they may have. The Governance Committee Chair compiles the collective views and comments of the directors and then reports the results of the evaluation to the full Board.

Each of the Board’s committees conducts its own evaluation using the same process as the Board evaluation. Utilizing a questionnaire developed by the committee, the Chair of each committee conducts personal interviews with the other committee members and, after compiling the results, presents a report to the committee and the full Board.

Retirement and Resignation Policies

The Board has a retirement policy for directors, included in our Corporate Governance Guidelines, under which a director is expected to retire from the Board and not stand for re-election at the first annual meeting of shareholders after he or she reaches the age of 75. However, the Governance Committee and the Board may waive that policy in any particular case for good reason.

If a director’s principal position changes or if the director has an opportunity to serve on another board, the director is expected to notify the Chair of the Board, the Chair of the Governance Committee and the General Counsel of the Company, and the director may be expected to offer to resign from the Board. The Board believes the Governance Committee should have the opportunity to assess each situation based on the individual circumstances and make a recommendation to the Board.

Likewise, each director is expected to tender his or her resignation when nominated for election to the Board, and that resignation will become effective only if the director receives more votes AGAINST his or her election than FOR votes and the Governance Committee, or other duly authorized committee of the Board, decides to accept the resignation.

Board Refreshment

The Board, led by the Governance Committee, regularly evaluates its own composition and succession plans in light of the Company’s evolving business and strategic needs. The focus of this process is to ensure that the Board is composed of directors who possess a wide variety of relevant skills, professional experience, and backgrounds, bring varied viewpoints and perspectives, and effectively represent the long-term interests of shareholders. The Governance Committee also considers a candidate’s individual background and attributes, specialized experience, and other individual qualities that contribute to an active, effective Board. The Board believes that new ideas and perspectives are critical to a forward-looking and strategic Board, as are the extensive experience and deep understanding of our business and industry that long-serving directors possess. Accordingly, in its board refreshment and succession planning process, the Board considers both the benefits of continuity and fresh perspectives that new directors can bring.

In considering potential director candidates, the Governance Committee and Board take into account, among other factors, the needs of the Board and the Company in light of the overall composition of the Board with a view to achieving a balance of the skills, experience, and attributes that would be beneficial to the Board’s oversight role. For more information, see Director Criteria and Nomination Process on page 19.

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CORPORATE GOVERNANCE

Succession Planning

The Board regularly reviews long-term and emergency succession plans for the Chief Executive Officer and for other senior management positions. In addition, the Board ensures that directors have repeated and substantial opportunities to engage with possible succession candidates.

In assessing and evaluating possible Chief Executive Officer candidates, the independent directors identify the key skills, experience, and attributes they believe are required to be an effective Chief Executive Officer in light of the Company’s business strategies, opportunities, and challenges. The Board also considers its own leadership structure as part of this succession planning process. The Board believes the smooth and successful 2022 CEO leadership transition is a testament to the effectiveness of its robust succession planning process.

Our long-term succession planning efforts include periodic changes within executive and managerial positions, which serve to enhance and develop the careers and contributions of key employees.

GATX CORPORATION - 2025 Proxy Statement	15

CORPORATE GOVERNANCE

Risk Oversight

FULL BOARD

While management is responsible for managing risk, the Board and its committees play a role in overseeing our risk management practices and programs. We have internal processes and an internal control environment that facilitates identification and management of risk and regular communication with the Board. These include an enterprise risk management program, regular internal management disclosure committee meetings, codes of business conduct and ethics, a strong ethics and compliance program, and a comprehensive internal and external audit process. The Board implements its risk oversight function both as a whole and through delegation to Board committees, which meet regularly and report back to the Board.

Audit Committee	Compensation Committee	Governance Committee

Plays a key role in the Board’s risk oversight process, particularly in relation to risks that could have a financial impact, such as financial reporting, taxes, accounting, disclosure, internal controls, legal matters, cybersecurity, and our ethics and compliance programs.

Discusses our risk assessment and risk management guidelines and policies with management, the internal auditors, and the independent registered public accounting firm.

Receives regular reports from management and discusses steps taken by management to monitor and control risk exposures.

Reviews all of our annual and quarterly financial reports, including any disclosure therein of risk factors affecting us and our business.

Receives periodic presentations and reports on cybersecurity risks addressing recent developments, evolving standards, third-party and independent reviews, the threat environment, technological trends and information security considerations arising with respect to the Company’s peers and third parties, as well as information (and ongoing updates) regarding cybersecurity incidents impacting the Company that are deemed more significant under our cybersecurity incident response plan.

Provides regular reports to the Board on its risk oversight activities and any issues identified thereby.

Manages risks associated with personnel and compensation issues, including executive compensation.

Receives regular reports from the independent compensation consultant and management concerning our compensation plans, policies, and practices.

Sets performance goals under our annual and long-term incentive plans and oversees our compensation plans, policies, and practices.

Provides regular reports to the Board on its oversight of compensation-related risks.

Together with the Compensation Committee’s independent consultant, provides input to our human resources staff in conjunction with their annual assessment of potential risks that may be created by our compensation plans, policies, and practices. The assessment conducted for 2024 found that our compensation plans, policies, and practices did not create risks that would be reasonably likely to have a material adverse effect on GATX. In reaching this conclusion, we considered the mix of compensation paid to employees, as well as the risk control and mitigation features of our plans, including appropriate performance measures and targets, incentive plan payout maximums, our compensation clawback policy, and mandatory stock retention requirements for our executive officers.

Manages risks associated with governance issues, such as the independence of the Board, Board effectiveness and organization, corporate governance, and director succession planning.

Reviews the skills and experience of the directors on a regular basis to ensure the breadth of relevant experience necessary for an effective Board.

Maintains corporate governance guidelines and procedures designed to assure compliance with all applicable legal and regulatory requirements and governance standards.

Oversees sustainability matters, including but not limited to, receiving regular reports from management on environmental risks and opportunities and sustainability disclosures.

Provides regular reports to the Board on its risk oversight activities.

16GATX CORPORATION  -  2025 Proxy Statement

CORPORATE GOVERNANCE

Insider Trading Policy

Our Board has adopted an insider trading policy that governs the purchase, sale and other disposition of GATX’s securities and applies to all directors, officers and other employees of the Company. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as NYSE listing standards. A copy of our Insider Trading Policy is attached as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 19, 2025.

Anti-Hedging, Anti-Pledging Policies

In addition to prohibiting our directors, officers, and other employees from trading in GATX stock while in possession of material nonpublic information, our Insider Trading Policy also prohibits certain transactions in GATX stock that may create the potential for the interests of a director, officer, or employee to diverge from the interests of GATX and its shareholders. In particular, our policy prohibits directors, officers, and employees from engaging in hedging transactions, including short sales, transactions in publicly traded options involving GATX stock, and the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. The policy also prohibits directors, officers, and employees from holding GATX stock in a margin account or pledging GATX stock as collateral for a loan.

Related Party Transactions

We recognize that transactions with related parties present a heightened risk of real or perceived conflicts of interest and, therefore, may raise questions as to whether those transactions are consistent with the best interests of GATX and its shareholders. Accordingly, we have a policy that requires all related party transactions to be reviewed and approved by the Audit Committee, and we disclose in our proxy statement any transactions that are required to be disclosed in accordance with Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A “related party transaction” means any transaction (or series of transactions) valued at over $120,000 in which GATX is a participant and in which any “related party” has or will have a direct or indirect material interest, and a “related party” is defined to include all of our directors and executive officers, holders of more than 5% of our voting stock, and the immediate family members of those persons.

Under our policy, the Audit Committee will approve a related party transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of GATX and our shareholders, including, for example, situations where:

●	the transaction may enable us to obtain products or services of a nature, quantity, or quality, or on other terms, that are not readily available from alternative sources
●	the transaction is on “arm’s length” terms comparable to the terms on which we provide products or services to unrelated third parties or to our employees generally

Upon completion of its review, the Audit Committee will approve or disapprove the related party transaction. In approving any related party transaction, the Audit Committee also will make a determination that the transaction does not constitute a conflict of interest under our Code of Business Conduct and Ethics.

Since January 1, 2024, GATX has not been a participant in any transaction, and is not a participant in any currently proposed transaction, in which any related person had or will have a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

Director and Officer Indemnification and Insurance Arrangements

As required by our By-Laws, we indemnify our directors and officers to the fullest extent permitted by the New York Business Corporation Law. In addition, we have entered into indemnification agreements with each member of the Board that contractually obligate us to provide this indemnification to our directors.

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CORPORATE GOVERNANCE

As permitted by the New York Business Corporation Law and our By-Laws, we maintain insurance policies that provide liability protection to our directors and officers for claims for which they may not be indemnified by the Company. These insurance policies also provide reimbursement to GATX for indemnification payments we make on behalf of our directors and officers, subject to the conditions and exclusions specified in the policies.

Shareholder Engagement

We believe that understanding issues of importance to our shareholders is critical for us to address their interests in a meaningful and effective way. It is also a tenet of good corporate governance. We engage with our shareholders on a regular basis to discuss a range of topics, including business strategy and performance, corporate governance, executive compensation programs, and other topics of interest to shareholders. These engagement opportunities help us understand how our shareholders view us, set goals and expectations for our performance, and identify emerging issues that may affect us.

Our shareholder engagement program takes many forms and is a year-round activity. We communicate with the investment community through various media, including our annual report and SEC filings, Proxy Statement, press releases, and our website. We hold conference calls for our quarterly earnings releases and other major corporate events, which are open to all. We also participate in investor conferences, analyst meetings, and investor road shows.

In 2024, we contacted our largest shareholders, representing more than 70% of our outstanding shares, and offered them the opportunity to meet with members of our Board and executive management to discuss a range of governance issues. Topics covered include corporate governance, capital allocation priorities, executive compensation, and risk management practices, among others.

During our interactions with shareholders, we hear a range of views. In general, our investors appreciate our transparency and the willingness of our Board and senior executives to engage with, and listen to, shareholders.

Communication with the Board

GATX shareholders and other interested parties may, at any time, communicate directly with the Board, any of our directors individually (including the Chair of the Board), or our non-management directors as a group through the office of our Corporate Secretary as follows:

●	by mail addressed to the Board, any director, or the non-management directors as a group, c/o the Corporate Secretary, GATX Corporation, 233 South Wacker Drive, Chicago, Illinois 60606-7147
●	electronically by sending an e-mail to contactboard@gatx.com
●	anonymously through our hotline vendor, Convercent, online at www.convercent.com/report or by telephone at (800) 461-9330 in the United States.

Our Corporate Secretary will review communications received by any of these methods and forward the communication promptly to the Board, individual directors, the Board Chair, or the non-management directors as a group, as appropriate, depending on the subject matter and facts and circumstances described in the communication.

Communications that are not related to the duties and responsibilities of the Board, are patently frivolous, or are otherwise considered to be improper for submission to the intended recipient(s) will not be forwarded.

18GATX CORPORATION  -  2025 Proxy Statement

PROPOSAL 1:  ELECTION OF DIRECTORS

Director Criteria and Nomination Process

Each year, the Board nominates a slate of director candidates for election at the Annual Meeting of Shareholders. The Board has delegated the process for screening potential director candidates to the Governance Committee with input from the Chair of the Board and the Chief Executive Officer. When the Governance Committee determines that it is desirable to add a director or fill a vacancy on the Board, it will identify one or more individuals qualified to become directors and recommend them to the Board. In identifying qualified individuals, the Governance Committee generally retains a third-party search firm for this purpose. In evaluating individuals for potential membership on the Board, the Governance Committee gives due consideration to the following criteria:

●	the highest level of personal and professional ethics, integrity, and values
●	an inquisitive and objective perspective
●	broad experience at the policy-making level in business, finance, accounting, government, or education
●	expertise and experience relevant to GATX and complementary to the background and experience of other Board members, so that an optimal balance of Board members may be achieved and maintained
●	broad business and social perspective and mature judgment
●	the candidate’s background, perspective, and experience
●	commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about the Company’s business
●	demonstrated ability to communicate freely with management and the other directors, as well as the ability and disposition to meaningfully participate in a collegial decision-making process
●	willingness to devote the required time and effort to carry out the duties and responsibilities of a Board member
●	independence from any particular constituency, and the ability to represent the best interests of all shareholders and to appraise objectively the performance of management

Nominees are selected so that the Board represents varied viewpoints, professional experiences, education, skills, backgrounds, and other individual qualities and attributes that contribute to an active and effective Board. The Board evaluates each individual nominee in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its experience and other factors.

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ELECTION OF DIRECTORS

Director Demographics, Experience, Qualifications, and Skills

The Governance Committee is responsible for recommending to the full Board a slate of director nominees who collectively have the complementary experience, qualifications, skills, and attributes to guide the Company and function effectively as a Board. We believe that each of the nominees satisfies the criteria for membership set forth above and has key skills and attributes that are important to an effective board. Each of the nominees, other than Mr. Lyons, is also independent of the Company and management. See Board Independence on page 10.

Listed below are certain demographics and key experiences, qualifications, and skills of our director nominees that the Governance Committee believes are relevant and important in light of GATX’s business and structure.

Individual Directors’ Profiles

	Robert C. Lyons (CEO)	James B. Ream (Chair)	Diane M. Aigotti	Anne L. Arvia	Shelley J. Bausch	John M. Holmes	Adam L. Stanley	Paul G. Yovovich
KNOWLEDGE, SKILLS AND EXPERIENCE
Tenure*	3	16	8	16	1	1	5	12
Age*	61	69	60	62	59	48	51	71
BUSINESS / OPERATIONS
Rail & Other Transportation	✓	✓	✓	✓	✓	✓	✓
Air Transportation	✓	✓	✓			✓
Strategy	✓	✓	✓	✓	✓	✓	✓	✓
Sales & Business Development	✓	✓	✓	✓	✓	✓	✓	✓
Operations	✓	✓	✓	✓	✓	✓	✓	✓
Supply Chain	✓	✓			✓	✓
Raw Materials	✓	✓			✓	✓
Customer Viewpoints	✓	✓	✓	✓	✓	✓	✓	✓
International & Emerging Markets	✓	✓	✓	✓	✓	✓	✓	✓
Joint Ventures	✓	✓	✓	✓	✓	✓	✓	✓
FINANCE / TRANSACTIONS
M&A	✓	✓	✓	✓	✓	✓	✓	✓
Capital Markets/ Debt & Equity	✓	✓	✓	✓	✓	✓	✓	✓
LEGAL / ACCOUNTING / OTHER RISKS / RELATED EXPERIENCE
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓
Accounting & Financial Controls	✓	✓	✓	✓	✓	✓	✓	✓
Information Technology & Data	✓	✓	✓	✓	✓	✓	✓	✓

20GATX CORPORATION  -  2025 Proxy Statement

ELECTION OF DIRECTORS

	Robert C. Lyons (CEO)	James B. Ream (Chair)	Diane M. Aigotti	Anne L. Arvia	Shelley J. Bausch	John M. Holmes	Adam L. Stanley	Paul G. Yovovich
Cybersecurity	✓		✓	✓	✓	✓	✓	✓
Human Resources	✓	✓	✓	✓	✓	✓	✓	✓
Talent Development	✓	✓	✓	✓	✓	✓	✓	✓
Legal	✓	✓	✓	✓	✓	✓	✓	✓
Regulatory, Governance & Public Affairs	✓	✓	✓	✓	✓	✓	✓	✓
DEMOGRAPHICS
RACE / ETHNICITY
Black or African American							✓
White or Caucasian	✓	✓	✓	✓	✓	✓		✓
GENDER
Male	✓	✓				✓	✓	✓
Female			✓	✓	✓

*	As of Annual Meeting date.

GATX CORPORATION - 2025 Proxy Statement	21

ELECTION OF DIRECTORS

Shareholder Recommendation and Nomination of Directors

The Board also will consider any candidates who may be recommended by shareholders. The Board conducts such inquiry into each candidate’s background, qualifications, and independence as it believes is necessary or appropriate under the circumstances and regardless of whether the candidate was recommended by shareholders or by others. Any recommendations of director candidates by shareholders should be submitted to the Governance Committee, c/o the Corporate Secretary, GATX Corporation, 233 South Wacker Drive, Chicago, Illinois 60606-7147. In order to be considered, the recommendation must be received not more than 120 and not less than 90 days prior to the first anniversary of the preceding year’s annual meeting and must include all information required by the proxy rules, applicable law, and our By-Laws.

Nominees for Election to the Board of Directors

Our Board is currently composed of nine directors, eight of whom are standing for re-election for a term of one year, to serve until the 2026 Annual Meeting of Shareholders and until their successors are elected and qualified. In accordance with the Board’s retirement policy for directors, David S. Sutherland, who currently serves on the Board, will not be standing for re-election, and therefore his term will end as of the date of the 2025 Annual Meeting of Shareholders. The size of the Board will accordingly be reduced to eight at the 2025 Annual Meeting of Shareholders. The Board is grateful to Mr. Sutherland for his over 17 years of dedicated and valuable service to the Company.

All director nominees have consented to serve on the Board, if elected. At the time of the Annual Meeting, if any director nominee is unable or declines to serve, the proxies may be voted for any other person who may be nominated by the Board to fill the vacancy, or the size of the Board may be reduced accordingly.

Please see below for information on the age (as of Annual Meeting date) and other background of each of the eight director nominees, as well as each individual’s specific experience, qualifications, and skills that led the Board to conclude that such individual should serve on the Board in light of the Company’s business and leadership structure.

The Board of Directors recommends that you vote FOR each director nominee named below.

22GATX CORPORATION  -  2025 Proxy Statement

ELECTION OF DIRECTORS

Diane M. Aigotti

Years of Service:    8

Age:    60

Board Committees:    Audit (Chair)

Ms. Aigotti served as Executive Vice President, Managing Director and Chief Financial Officer of Ryan Specialty Group, LLC from January 2010 to March 2021. Prior to joining Ryan Specialty Group, Ms. Aigotti served as Senior Vice President, Chief Risk Officer and Treasurer of Aon plc (f/k/a Aon Corp.) from 2000 to 2008. Earlier in her career, she served as the Vice President of Finance at The University of Chicago Hospitals and Health System from 1998 to 2000 and as Budget Director for the City of Chicago from 1995 to 1997. She also serves on the boards of OneDigital Health and Benefits, Inc., which provides consulting and technology solutions to employers for their employees’ health and welfare benefits, and Pinstripes Holdings, Inc., an experiential dining and entertainment brand. The Board has determined that Ms. Aigotti qualifies as an Audit Committee Financial Expert.

Specific Qualifications, Attributes, Skills, and Experience

●	Extensive financial expertise, including in capital markets transactions, financial reporting, and internal controls
●	Deep understanding of the insurance industry gained through her experience as the Chief Financial Officer of a large global insurance organization
●	Substantial expertise in key areas such as financial planning and reporting, operations, risk management, treasury management, mergers and acquisitions, information technology, and tax and regulatory compliance enables her to provide valuable insights on issues critical to the Board’s oversight of our business, strategy, and operations

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ELECTION OF DIRECTORS

Anne L. Arvia

Years of Service:    16

Age:    62

Board Committees:    Audit, Compensation, Governance (Chair)

Ms. Arvia has served as Principal, Strategic Transformation and Program Management, of Cornerstone Advisors, LLC, a management and technology consultancy firm for banks, credit unions and fintech firms, since April 2023. She previously served as a strategic bank advisor since May 2022. Previously Ms. Arvia served as Executive Vice President, Banking and Financial Services, The Auto Club Group and President, CEO, The Auto Club Trust, from September 2018 to April 2022, and as Acting President, USAA Bank from November 2016 to May 2017 and USAA Bank’s Senior Vice President and Managing Director from August 2015 to December 2017. Before joining USAA, Ms. Arvia was President, Nationwide Direct Distribution from August 2012 to July 2015, President of Nationwide Retirement Plans from November 2009 to August 2012, and Chief Executive Officer of Nationwide Bank, a unit of Nationwide Mutual Insurance Company, from 2006 to November 2009. Prior to joining Nationwide, she served as President and Chief Executive Officer of ShoreBank, a community development and environmental bank, from 2001 to August 2006. She joined ShoreBank in 1991 as Assistant Controller and was named Chief Financial Officer in 1998. Prior to that she was an Auditing Manager at Crowe LLP. She also serves on the Board of Directors of First Financial Bancorp, a regional bank headquartered in Cincinnati, Ohio. The Board has determined that Ms. Arvia qualifies as an Audit Committee Financial Expert.

Specific Qualifications, Attributes, Skills, and Experience

●	Deep understanding of auditing, accounting standards, and financial reporting rules and regulations
●	Qualified as a Certified Public Accountant and an Audit Committee Financial Expert
●	Wealth of experience in investment, strategic transformation, operations, risk management, and financial matters gained through her many years of senior management experience in the financial services sector

24GATX CORPORATION  -  2025 Proxy Statement

ELECTION OF DIRECTORS

Shelley J. Bausch

Years of Service:    1

Age:    59

Board Committees:    Audit, Governance

Ms. Bausch served as President, Global Industrial Coatings of Axalta Coating Systems Ltd., a leading global manufacturer, marketer and distributor of high-performance coatings systems that serves a variety of industrial end markets, from January 2021 to January 2025. Prior to joining Axalta, she led the Asia Pacific region and the Fluid Technologies business unit for Carlisle Companies Incorporated. Before joining Carlisle in 2017, she led the Global Industrial Coatings business for PPG Industries, Inc. Ms. Bausch started her career at Dow Corning Corporation and spent 25 years in a variety of commercial roles with increasing responsibilities. Ms. Bausch served on the board of directors of the Kraton Corporation from 2017 to 2022.

Specific Qualifications, Attributes, Skills, and Experience

●	Extensive experience leading international business across industries
●	Wealth of experience in transforming business models, including through disruptive innovation
●	Extensive commercial expertise, including in e-commerce and marketing

John M. Holmes

Years of Service:    1

Age:    48

Board Committees:    Audit

Mr. Holmes is Chairman, President and Chief Executive Officer of AAR CORP., a leading provider of aviation services to commercial and government customers. Mr. Holmes has served as AAR’s President since June 2017, CEO since June 2018 and Chairman since January 2023. Mr. Holmes joined AAR in 2001 as Director of Mergers and Acquisitions and became General Manager of AAR’s parts trading business in 2003. He progressively assumed roles of increasing responsibility of other businesses that comprise Aviation Services with a focus on achieving growth and operational efficiencies. Prior to joining AAR, Mr. Holmes worked in investment banking and private equity. The Board has determined that Mr. Holmes qualifies as an Audit Committee Financial Expert.

Specific Qualifications, Attributes, Skills, and Experience

●	Extensive knowledge of the global aviation industry from over two decades in various leadership roles at AAR CORP.
●	Operational expertise and deep international business experience
●	Extensive experience in finance and transactions from certain roles at AAR and also from his prior positions in investment banking and private equity

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ELECTION OF DIRECTORS

Robert C. Lyons

Years of Service:    3

Age:    61

President and Chief Executive Officer

Mr. Lyons was elected as President and Chief Executive Officer and as a director of GATX Corporation in April 2022, after having served as our Executive Vice President and President, Rail North America since August 2018. Previously, Mr. Lyons served as our Executive Vice President and Chief Financial Officer from 2012 to August 2018, Senior Vice President and Chief Financial Officer from 2007 to 2012, Vice President and Chief Financial Officer from 2004 to 2007, Vice President, Investor Relations from 2000 to 2004, Project Manager, Corporate Finance from 1998 to 2000, and Director of Investor Relations from 1996 to 1998. Mr. Lyons has served as a director of Packaging Corporation of America since 2011 and is a member of its Audit Committee.

Specific Qualifications, Attributes, Skills, and Experience

●	Deep knowledge of our core railcar leasing business gained through his leadership role as President of Rail North America
●	Substantial transportation industry experience, including in aircraft spare engine leasing
●	Extensive expertise in capital market transactions, mergers and acquisitions, expansion of asset portfolios, operations, and business strategy
●	Strategic leadership skills and expertise consistently demonstrated in various roles during his long tenure at GATX
James B. Ream

Years of Service:    16

Age:    69

Chair of the Board of Directors

Board Committees:    None

Mr. Ream served as Senior Vice President – Operations of American Airlines from 2012 to 2014 and as American’s Senior Vice President, Maintenance and Engineering from 2010 to 2012. Previously, Mr. Ream served as Chief Executive Officer of ExpressJet Holdings, Inc., an operator of regional jets in North America, from 2001 to 2010 and President of ExpressJet from 1999 to 2010. Prior to joining ExpressJet, Mr. Ream held various positions of increasing responsibility with Continental Airlines and American Airlines. Mr. Ream was a director of ExpressJet Holdings, Inc. from 2002 to 2010.

Specific Qualifications, Attributes, Skills, and Experience

●	Significant experience in management, strategy, finance, and operations gained through his various senior executive roles in the transportation industry, including as Chief Executive Officer of ExpressJet Holdings, Inc.
●	Deep experience in financing, management, maintenance, customer relations, regulatory issues, and operations of large fleets of transportation assets
●	Extensive financial, accounting, and risk management expertise
●	Enhanced perspectives on corporate governance, risk management, and other issues applicable to public companies

26GATX CORPORATION  -  2025 Proxy Statement

ELECTION OF DIRECTORS

Adam L. Stanley

Years of Service:    5

Age:    51

Board Committees:    Compensation, Governance

Mr. Stanley retired as Executive Vice President and Chief Digital and Technology Officer at Cushman and Wakefield in January 2022. After retirement, he served as the Chief Experience Officer at Teach for America, a non-profit organization that seeks to overcome education inequality, from January 2022 until January 2023. He continues to serve as a strategic advisor to nonprofits and company employee resource groups and co-owns AT Real Estate Group LLC.  Prior to joining Cushman and Wakefield in 2014, he served as the Technology and Security Services Officer at Aviva Corporation from 2011 – 2012 and the Global Chief Technology Officer at Aon Corporation from 2008 – 2011. Mr. Stanley joined Aon from ABN AMRO LaSalle Bank, where he held various positions including Head of North America Technology Services and Solutions, and began his career in 1995 at Deloitte & Touche LLP.  Mr. Stanley is NACD Directorship Certified®.

Specific Qualifications, Attributes, Skills, and Experience

●	Deep experience in information technology systems, security, data, and digital transformation
●	Extensive human capital management and process integration expertise
●	Significant financial and risk management skills and experience
●	Far-reaching exposure to global business markets and mergers and acquisitions

Paul G. Yovovich

Years of Service:    12

Age:    71

Board Committees:    Compensation, Governance

Mr. Yovovich is a private investor, and until December 2023, he served as a principal of Lake Capital, a private equity firm he co-founded in 1998. He has over 40 years of experience as a senior executive, principal and corporate director, including serving as President of Advance Ross Corporation from 1993 to 1996 and in various executive positions with Centel Corporation from 1982 to 1992.

Specific Qualifications, Attributes, Skills, and Experience

●	Broad strategic, operating, financial, accounting, regulatory, and business management experience gained through his more than 40 years of experience as a senior executive, principal, and corporate director
●	Qualified as a Certified Public Accountant
●	Significant experience in technology and data security issues
●	Deep expertise in transactional, investment, and capital markets matters, as well as fostering growth and value creation, through his many years as an executive and as a private equity professional
●	Substantial corporate governance expertise gained through his experience on serving on public and private company boards of directors

GATX CORPORATION - 2025 Proxy Statement	27

DIRECTOR COMPENSATION

The Compensation Committee, with assistance from Pay Governance, reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. GATX’s non-employee director compensation program is designed to enable continued attraction and retention of highly qualified directors and to address the time, effort, expertise, and accountability required of active Board membership.

Mr. Lyons receives no director compensation for his service on the Board. The Company’s non-employee director compensation program currently consists of the elements and amounts shown in the table below:

Our Non-Employee Director Compensation Program

Current Annual
Type of Fee	Fee Amount ($)
- Cash Retainer	90,000
- Equity Retainer – Restricted Stock Units (“RSUs”)	135,000
- Non-Executive Chair of the Board	75,000
- Audit Committee Chair	22,500
- Compensation Committee Chair	17,500
- Governance Committee Chair	15,000

We offer a Directors’ Voluntary Deferred Fee Plan (the “Deferred Fee Plan”) in which non-employee directors may defer receipt of all (but not less than all) of their cash retainer and other cash fees in the form of deferred RSUs and all (but not less than all) of their equity retainer. The equity retainer is issued as an RSU award on the date of the annual meeting and vests in full and (unless deferred per a deferral election under the Deferred Fee Plan) is settled in shares of GATX common stock on the date of the first annual meeting at which the director is elected following the grant date, subject to his or her continued service through such date. Prior to 2025, directors could defer all or a portion of their cash retainer and cash fees into either a deferred cash account or deferred RSUs (or, prior to April 22, 2022, deferred phantom stock units). If a deferral was into the deferred cash account, the deferred amount accrues interest at a rate equal to the 20-year US government bond rate.

Prior to April 22, 2022, each non-employee director also received automatic quarterly awards of deferred phantom stock units under the Directors’ Phantom Stock Plan for both cash deferrals and the equity retainer. Each director’s RSUs (including deferred RSUs and deferred phantom stock units) are credited with additional units representing dividends declared on GATX common stock based on the date such dividend is paid.  At the expiration of each director’s service on the Board, settlement of deferred RSUs and deferred phantom stock units is made in shares of common stock equal to the number of RSUs (or phantom stock units, as applicable) then credited to his or her account in accordance with his or her election/distribution form(s) on file. Any fractional units are paid in cash. The Directors’ Phantom Stock Plan was frozen to new contributions effective April 22, 2022, but that plan continues to govern phantom stock unit deferrals prior to that date.

The stock ownership goal for non-employee directors is 5.0 times the annual cash retainer. New directors have five years following election to the Board to achieve this ownership goal. All of our non-employee directors are in compliance with this ownership policy.

28GATX CORPORATION  -  2025 Proxy Statement

DIRECTOR COMPENSATION

2024 Non-Employee Director Compensation

	Fees earned	Stock
	or paid in cash	Awards	Total
Name	($)(1)	($)(2)(3)(4)	($)
(a)	(b)	(c)	(h)
Diane M. Aigotti	112,500	125,000	237,500
Anne L. Arvia	100,000	125,000	225,000
Shelley J. Bausch	90,000	125,000	215,000
John M. Holmes	83,967	156,507	240,474
James B. Ream	165,000	125,000	290,000
Adam L. Stanley	90,000	125,000	215,000
David S. Sutherland	107,500	125,000	232,500
Stephen R. Wilson(5)	45,000	—	45,000
Paul G. Yovovich	95,000	125,000	220,000
(1)

Under the Directors' Voluntary Deferred Fee Plan, the following directors have deferred a portion of their cash retainer into RSUs during 2024: Mr. Holmes ($90,000), Mr. Ream ($33,000), and Mr. Sutherland ($107,500).

(2)

Mses. Aigotti, Arvia and Bausch, and Messrs. Holmes, Ream, Stanley, Sutherland, and Yovovich received an equity grant of 979 RSUs with a grant date fair value of $125,000 on April 26, 2024. Mr. Holmes was elected as a board member on January 26, 2024 and received an equity grant of 249 RSUs with a grant date fair value of $31,507 on January 26, 2024. These RSUs will vest in full and be paid in shares of GATX common stock on the first anniversary of the date of grant, if not deferred per their deferral election. The amounts shown represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2024, in accordance with Accounting Standards Codification (ASC) Topic No. 718, Compensation - Stock Compensation.  Assumptions used to calculate these amounts are included in the Notes to the Company's audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(3)

The aggregate number of phantom stock units held on December 31, 2024 was: Ms. Aigotti (12,962), Ms. Arvia (30,181), Mr. Ream (37,688), Mr. Stanley (4,262), Mr. Sutherland (70,785), and Mr. Yovovich (34,500).

(4)

The aggregate number of RSUs held on December 31, 2024 was: Ms. Aigotti (4,784), Ms. Arvia (2,163), Ms. Bausch (1,744), Mr. Holmes (1,761), Mr. Ream (3,934), Mr. Stanley (3,294), Mr. Sutherland (5,632), and Mr. Yovovich (979).

(5)	Mr. Wilson retired from the Board effective April 26, 2024.

GATX CORPORATION - 2025 Proxy Statement	29

PROPOSAL 2:  ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are seeking your approval, on a non-binding advisory basis, of the compensation of our NEOs as described in the Compensation Discussion and Analysis beginning on page 31. We believe that we have designed compensation programs that pay for performance and align compensation with the long-term interests of our shareholders. In deciding how you vote on this proposal, we encourage you to read the Compensation Discussion and Analysis for a full description of our executive compensation philosophy and programs, the decisions our Compensation Committee has made under those programs, and the factors it considers in making those decisions.

We value the feedback provided by our shareholders, who approved our executive compensation program at the 2024 Annual Meeting of Shareholders by a favorable vote of approximately 97%. We have discussions with many of our shareholders on an ongoing basis regarding various topics, including executive compensation, and we take into account the views of shareholders regarding the design and effectiveness of our executive compensation program.

Shareholders are being asked to approve the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders of GATX Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and the Executive Compensation Tables, together with the narrative discussion related thereto.”

The Board of Directors recommends that you vote FOR adoption of the advisory resolution to approve the compensation of our NEOs as disclosed in this Proxy Statement.

30GATX CORPORATION  -  2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This section discusses material information relating to our executive compensation program and plans for our Named Executive Officers (“NEOs”):

Robert C. Lyons	Brian L. Glassberg
President and Chief Executive Officer	Executive Vice President, General Counsel and Secretary
Thomas A. Ellman	Kim Nero
Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Human Resources Officer
Paul F. Titterton
Executive Vice President and President, Rail North America

TABLE OF CONTENTS:

This Compensation Discussion and Analysis makes reference to financial data derived from our financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) and certain other financial data prepared using non-GAAP components. For a reconciliation of these non-GAAP components to the most comparable GAAP components, see Exhibit A to this Proxy Statement.

GATX CORPORATION - 2025 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Executive Compensation Program Supports Our Long-Term Focus Through Industry Cycles

GATX owns and leases transportation assets and provides critical services to customers worldwide. Our diverse portfolio of assets includes tank and freight railcars, locomotives, aircraft spare engines, and tank containers. We are the leading global railcar lessor, leasing railcars in North America, Europe, and India. Most of our railcar leases are service-intensive leases, under which we provide maintenance, engineering, administrative, and a variety of other value-added services. Railcar leasing accounted for a substantial majority of our 2024 revenues.

●	The Railcar Leasing Market is Highly Cyclical. The railcar leasing market in which GATX operates has historically been highly cyclical. Swings in railcar supply in North America may result in significant volatility in industry-wide railcar utilization and lease rates. In addition, many of our rail customers also operate in cyclical markets, such as the chemical, fertilizer, food/agricultural, refined petroleum, transportation, and construction industries.
●	We Manage Our Business With a Long-Term View. Our operating assets have expected economic useful lives of up to 45 years. We proactively manage our business with a long-term view, which includes buying, leasing, maintaining, and selling long-lived assets into constantly changing business conditions over decades. It is critical that we make disciplined investment decisions that match the long lives of our assets. Through multiple industry and economic cycles, we have maintained a long-term focus on investing while executing numerous strategic initiatives to enhance our competitive advantage.
●	Our Strategy is Consistent, but Our Tactics Vary With the Market Cycle. Our different approaches to fleet utilization risk, asset growth, lease rates, and lease term structure at different points in the railcar leasing market cycle enable GATX to generate strong long-term shareholder return.
-	In stronger railcar markets, we focus on increasing lease rates and lengthening lease terms to lock in attractive lease revenue as long as possible. We knowingly accept more utilization risk to maximize fleet value as we increase lease rates. At the same time, we may be more selective when making new railcar investments due to high railcar prices unless we identify assets that will earn correspondingly higher lease rates over the asset’s life.
-	Conversely, in weaker markets, when railcar prices tend to be lower, we seek to increase railcar investments. We may also reduce lease rates to maintain asset utilization and shorten lease terms to position us to capture value when lease rates improve.
●	Our Executive Compensation Program Supports This Long-Term Cyclical Approach and Strategy. Our executive compensation program is designed and managed by our Compensation Committee to motivate and retain management through each stage of the business cycle, including in both strong and weak railcar leasing markets. The Committee sets goals intended to align executive compensation with the appropriate achievement of our dual goals of growth and return at various points in the business cycle. Reflecting this focus, our Compensation Committee uses net income, excluding tax adjustments and other items (non-GAAP), as the performance measure in our annual incentive plan and three-year average LTI-adjusted return on equity (non-GAAP) and three-year cumulative investment volume as the performance measures in our long-term incentive plans. The Committee recognizes that our growth, investment, and returns will differ at various points in the cycle and sets the performance goals for each of these measures with the intent of focusing management on achieving results that will have the biggest impact on our ability to generate long-term shareholder value in light of where we are in the business cycle.

32GATX CORPORATION  -  2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Our Long-Term Focus Through Industry Cycles Has Been Successful

Managing Leases Through Cycles. As illustrated in the table below, prior to strengthening beginning in 2021, the North American railcar leasing market was in a weakened position for approximately six years due to a significant industry-wide oversupply of railcars that led to lower lease rates and a highly competitive leasing environment, among other disruptions. As described in the previous section, our offered rates and length of lease are tailored to market conditions, with a focus on maximizing rates and lease term during strong markets and maximizing future remarketing optionality during weak markets. The table below illustrates the results of our approach to managing leases through these cycles since 2007.

*

The Lease Price Index (“LPI”) is an internally generated business indicator that measures renewal activity for GATX’s railcar fleet, excluding boxcars. The LPI renewal rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate. As of 12/31/2024; reflects modified LPI methodology announced in July 2023.

Investment Focus in Relatively Weaker Markets; Attractive Investment Opportunities Found at All Points in Cycle. The cyclicality of our industry is also illustrated by the backlog of orders at the railcar manufacturers. Rising backlogs tend to represent a strengthening market while falling backlogs tend to represent a weakening market. We strive to achieve lower railcar cost by seeking to place large, multi-year new railcar orders and acquire existing fleets in relatively weaker markets at attractive prices, as illustrated by the following chart. However, having the most diverse fleet in the industry affords us opportunities to make attractive investments at any point in the business cycle. As an example, we acquired over 2,900 railcars outside of our multi-year supply agreement during 2024.

GATX CORPORATION - 2025 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

Strong 2024 Financial and Operational Results

In 2024, we executed our strategic priorities, and our strong performance led to better-than-expected financial results. At Rail North America, we continued to extend lease renewal terms at attractive rates while maintaining strong utilization and high renewal success. These strong results enabled us to embed a high level of quality, long-term committed cash flow into the business. We also optimized our diverse railcar fleet by capitalizing on a strong secondary market. Our international railcar leasing businesses performed well by achieving high fleet utilization and increased renewal lease rates. Both Rail Europe and Rail India continued to grow and diversify their fleets during the year, surpassing 30,000 and 10,000 railcars, respectively. In Engine Leasing, we continued to increase our direct investment in aircraft spare engines, while the RRPF affiliates significantly raised their level of investment over the prior year. Both the RRPF affiliates and our wholly owned aircraft spare engine portfolio delivered excellent results as robust global demand for aircraft engines continued. By executing on our dual growth and return strategies, we delivered against key metrics in our compensation plans and produced diluted earnings per share (GAAP) of $7.78 and a total shareholder return of over 30% for the year. Set forth below is a summary of our key financial and operational achievements during 2024 (dollars in millions, except for per share amounts), as well as an illustration of our stock price performance over the past five years.

[1]

For a reconciliation of net income, diluted earnings per share (EPS), and return on equity (ROE), excluding tax adjustments and other items (non-GAAP), to net income, diluted EPS, and ROE calculated in accordance with GAAP, as well as for information regarding why we believe these non-GAAP measures present useful information to investors, please see Exhibit A to this Proxy Statement.

[2]	Operational data in the charts relates to our Rail North America segment.
[3]	Excludes boxcars.

34GATX CORPORATION  -  2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Stock Performance (1)

[1]	Total shareholder return calculation presented on an annualized basis and assumes dividends are reinvested.

GATX CORPORATION - 2025 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

Listed below are some key achievements during 2024:

Strong Earnings
●
 Net income of $284.2 million (net income, excluding tax adjustments and other items (non-GAAP), of $288.1 million).[1]
●
Diluted earnings per share of $7.78 (diluted earnings per share, excluding tax adjustments and other items (non-GAAP), of $7.89).[1]
●
Return on equity of 12.1% (return on equity, excluding tax adjustments and other items (non-GAAP), of 12.2%).[1]

Excellent Operating Performance
●
Capitalized on favorable market conditions by successfully increasing renewal lease rates and extending lease terms, locking in high-quality, long-term committed cash flow.
●
 Achieved railcar fleet utilization of over 99% at Rail North America.
●
 Invested over $1.6 billion in attractive transportation assets, including over $1.1 billion of investment volume at Rail North America.
●
 Successfully placed deliveries of new railcars under our multi-year supply agreement and identified incremental opportunities to acquire over 2,200 railcars and over 150 locomotives in the secondary market at Rail North America.
●
 Investment volume was over $230 million at Rail International, and our railcar fleets in Europe and India surpassed 30,000 and 10,000 railcars, respectively.
●
 Increased our direct investment in aircraft spare engines by acquiring 10 engines for over $260 million.

Returned Cash to Shareholders
●
Increased our dividend for the 14th consecutive year to $2.32 (annualized) per share, completing our 106th year of uninterrupted dividends.
●
Returned over $106 million to shareholders through dividends and share repurchases.

[1]

Our 2024 financial results calculated in accordance with GAAP include a net negative impact of $3.9 million, or $0.11 per diluted share, from tax adjustments and other items. For a reconciliation of net income, diluted earnings per share, and return on equity, excluding tax adjustments and other items (non-GAAP), to net income, diluted earnings per share, and return on equity calculated in accordance with GAAP, as well as for information regarding why we believe these non-GAAP measures present useful information to investors, please see Exhibit A to this Proxy Statement.

36GATX CORPORATION  -  2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Summary of Key 2024 Compensation Actions

HOW WE DETERMINED NEO PAY FOR 2024

●	Substantial Majority of Pay Aligned with Performance. We design our pay programs to reward executives for positive Company performance and align with shareholder interests by having a significant portion of compensation comprised of performance-based and long-term incentive awards. As shown in the charts on page 40, 84% of our CEO’s 2024 total target compensation and approximately 70% of the 2024 total target compensation for our other NEOs was tied to annual and long-term incentives based on Company performance relative to objective, quantifiable goals using key financial metrics or, with respect to stock options, which only have value if our stock price increases. Please see the Pay Versus Performance Disclosure on page 65 for required information about the relationship between the executive compensation we actually paid and our financial and stock price performance.
●	Rigorous Incentive Targets. Our Compensation Committee carefully considered the market conditions affecting our business and set performance goals that would be appropriately difficult and rigorous to achieve. Annual incentive awards for our NEOs are determined by comparing the Company’s actual performance against our budgeted net income for the year. Long-term incentives in the form of performance shares are earned based on achievement of two equally weighted measures of the average LTI-adjusted return on equity (non-GAAP) (return measure) and the cumulative investment volume (growth measure) over a three-year performance period. Please see Compensation Discussion & Analysis – Performance Measures, Goal Setting, and Pay-for-Performance Alignment on page 41 for more information about how the Compensation Committee establishes our annual and long-term performance measures.
●	Market Data Considered in Designing Competitive Compensation Program. Our Compensation Committee also reviewed market compensation levels to provide a frame of reference for comparison in setting competitive 2024 executive compensation commensurate with market and for the purpose of retaining executive officers of outstanding ability and potential. As described above, the Compensation Committee reviewed the program design with an eye towards driving strong Company and NEO performance.

HOW WE PAID OUR NEOS IN 2024

●	Annual Increases in Base Salaries Were in Line with Inflation and All Other U.S. Salaried Employees. In 2024, all of our NEOs received the Company’s standard general increase of 3.5% to their base salaries, effective March 1, 2024, consistent with the broader U.S. salaried employee base. Mr. Lyons received an additional increase of 5.7%, effective March 1, 2024, as the Compensation Committee continued to migrate his salary to the market median. Messrs. Titterton and Glassberg received additional market-based increases of 5.8% and 9.0%, respectively, effective March 1, 2024.
●	Annual Incentive Payouts for NEOs Tied to Strong Performance. Annual incentive awards for our NEOs are based on objective, quantitative corporate financial goals. In February 2025, the Compensation Committee determined that the achieved payout for our NEOs relative to the corporate financial goals for 2024 was 104.5% of target as a result of our net income, excluding tax adjustments and other items (non-GAAP), results highlighted above.
●	Long-Term Incentives. For 2024, the value of long-term incentives granted to each NEO was divided equally between non-qualified stock options (“NQSOs”) and performance shares. NQSOs vest ratably over three years and performance shares are earned based on achievement of two equally weighted measures: the three-year average LTI-adjusted return on equity (non-GAAP) (return measure) and the three-year cumulative investment volume (growth measure).
●	Vesting of 2022-2024 Performance Shares. The performance shares granted in 2022 vested at the end of 2024 and were weighted equally between three-year average LTI-adjusted return on equity (non-GAAP) (achieving 9.8% versus a goal of 10%) and three-year cumulative investment volume (achieving $4.60 billion versus a goal of $2.73 billion), resulting in a payout of 136.8% of target.

GATX CORPORATION - 2025 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

2024 Say-on-Pay Vote

At our 2024 Annual Meeting of Shareholders, approximately 97% of shareholder votes were cast in favor of an advisory resolution approving the compensation of our NEOs as disclosed in our 2024 Proxy Statement (the “say-on-pay” resolution). Over the past five years, our say-on-pay resolutions have averaged 97%. The Compensation Committee believes that the overwhelming shareholder votes in favor of these recent say-on-pay resolutions are a continuing affirmation of shareholders’ support of our approach to executive compensation and did not make any changes to our executive compensation plans or programs as a result of the 2024 vote.

38GATX CORPORATION  -  2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

We regularly review and refine our executive compensation program to ensure that it continues to reflect practices and policies that are aligned with our pay-for-performance philosophy. We believe that our practices and policies set forth below are in line with current best practices for aligning executive and shareholder interests and sound corporate governance practices.

What We Do	What We Don’t Do

✓

Pay for Performance — Approximately 84% of our CEO’s (and 70% of other NEOs’) total direct compensation is performance-based

✓

Robust Stock Ownership Guidelines — We have stock ownership guidelines for executive officers of 5.0x base salary for our CEO and 2.5x base salary for other executive officers

✓

Stock Retention Requirements — We require our executive officers to retain 50% of the after-tax profits realized from their GATX equity awards until stock ownership guidelines are met

✓

Annual “Say-on-Pay” Vote — We seek an annual non-binding advisory vote from our shareholders to approve compensation paid to our NEOs as disclosed in our Proxy Statement

✓

Clawback Policy — Recovery of annual incentive and performance share awards from executive officers in the event of an accounting restatement

✓

Independent Compensation Consultant — The Compensation Committee retains an independent compensation consultant and reassesses independence annually

✓

Annual Review of Compensation — The Compensation Committee, with input from its independent compensation consultant, conducts an annual review of all of our compensation programs in light of current best practices

✓

Annual Compensation Risk Assessment — Each year we perform an assessment of any risks that could result from our compensation plans and programs

✘

Employment Agreements — We do not provide our executive officers with employment agreements, other than agreements entered into prior to 2023 that provide severance in connection with a change of control

✘

Hedging/Pledging of Company Stock — We prohibit our officers, directors, and employees from hedging, margining, pledging, short-selling, or publicly trading options in our stock

✘

No Change in Control Tax Gross-Ups — We do not provide change in control-related tax gross-ups to our executives

✘

Dividends on Unvested Equity Awards — We do not pay dividends on unvested equity awards, including options, restricted stock, and performance shares

✘

Perquisites — We do not provide excessive perquisites to our NEOs

✘

Repricing or Exchange of Underwater Options — We prohibit share repricing without shareholder approval

✘

Single-Trigger Change of Control Vesting/Benefits — We do not allow for single-trigger vesting or payment of benefits upon a change of control. Rather, we require double-trigger, or both a change of control and termination of executive’s employment, before vesting is accelerated

GATX CORPORATION - 2025 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Principles and Plan Design

Compensation Principles

Our Compensation Committee is responsible for the oversight of our executive compensation program, including approval of our Chief Executive Officer’s compensation and establishing the performance goals used to determine the compensation of our executive officers. Our executive compensation program is based on the following principles:

●	a substantial majority of management’s compensation should be performance-based and closely linked to our financial performance to align the interests of management with those of our shareholders
●	performance goals should be robust and reward executives for the achievement of our annual and long-term business goals through changes in business cycles
●	compensation opportunities should be competitive to enable us to attract, motivate, and retain key executives who are critical to delivering long-term shareholder value

The Compensation Committee expects our executive team to create long-term shareholder value by growing capital employed while also earning an attractive return on that capital. The inherent cyclicality of the railcar leasing business is an important consideration in how we structure our executive compensation programs to appropriately incentivize management to achieve the financial goals that will positively impact the Company’s performance over the long-term.

Our compensation programs reflect this cyclicality by using multiple metrics to appropriately reward management for emphasizing current financial returns over growth in capital employed, and vice versa, when appropriate. As a result, the level of performance on which we measure our incentives reflects this cyclicality and may not reflect year-over-year increases. In this way, the Compensation Committee believes that our plans have been designed to reward executives for achieving those goals that will maximize long-term shareholder value.

Compensation Plan Design

The overarching goal of our compensation philosophy and incentive plan design is to motivate management by aligning their interests with those of our shareholders. The Compensation Committee establishes performance metrics for our annual and long-term plans through a multi-step process that considers the business plan and the macroeconomic environment impacting the railcar leasing industry each year. This approach to goal setting and creating alignment with shareholders is important to the Committee, and accordingly, each of our executive officers receives the vast majority of pay from equity — which is 100% performance-based and only tied to quantitative, objective financial metrics. In 2024, approximately 84% of total direct compensation for our Chief Executive Officer and approximately 70% for our other NEOs was performance-based and not guaranteed. The following charts provide a snapshot of the elements of pay for these NEOs and explain why each element is provide

Note: The percentages in the charts above reflect the base salary and incentive targets in effect for the NEOs for 2024, and thus are not intended to match amounts shown in the Summary Compensation Table or the Grant of Plan-Based Awards Table on pages 54 and 55, respectively.

40GATX CORPORATION  -  2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Incentive Type	Compensation Element	How Determined/ Performance Considerations	Key Features & Purpose	Form of Payment
FIXED	Base Salary	Typically consider market pay levels, specific responsibilities and experience of each NEO, and his or her individual performance	● Attract and retain key talent ● Provide a degree of financial certainty	Cash
PERFORMANCE-BASED INCENTIVES	Annual Incentive Awards	Achievement of Company net income, excluding tax adjustments and other items (non-GAAP), goal. We set annual incentive opportunities to be competitive with the market	● Drive achievement of key business results on an annual basis	Cash
Long-Term Equity Based Incentive Awards

Achievement of Company LTI-adjusted return on equity (non-GAAP) and investment volume goals. We set target long-term incentive opportunities to be competitive with the market. The value of regular, annual long-term incentive awards to each NEO is divided equally between stock options and performance shares

●
 Directly tie interests of our NEOs to those of our shareholders
●
 Reward achievement of long-term objectives, typically over a three-year performance period
●
Reward creation of long-term shareholder value
Non-qualified stock options and performance shares

Performance Measures, Goal Setting, and Pay-for-Performance Alignment

Performance Measures Tied to Financial Performance. Our unique position as an independent, publicly traded lessor means that there are no directly comparable peers against which we can assess pay and performance. Our Compensation Committee has considered multiple potential approaches for identifying a relevant peer group but has found all of them to lack appropriate comparability. For example, the companies in our General Industry Classification Standard (“GICS”) code have significantly different business models, customer bases, and asset composition, and they lack GATX’s focus on very long-lived assets. Our competitors in the leasing industry are typically very small parts of much larger diversified companies, which may or may not be publicly traded, making comparisons extremely difficult. However, we compete for executive talent against these much larger organizations. Lacking a clear group of peers for comparison, our Compensation Committee has chosen to use multiple data points to assess our executive compensation, including:

●	market survey data for companies with annual revenues between $1-3 billion
●	results from our annual internal talent assessment, which includes survey data on pay for particular executive positions
●	individual performance

In addition to the unavailability of relevant peer pay data, lack of a peer group makes it difficult to make reasonable comparisons of GATX’s total shareholder return (“TSR”) to the TSR of other companies in our industry because there are no other independent, publicly traded leasing companies. This is the primary reason why our Compensation Committee does not use relative TSR as a performance measure in our incentive plans. Instead, the Compensation Committee has chosen to use performance measures that reflect our financial performance and the cyclical nature of our business.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Goals Aligned with Budget and Annual Objectives. In setting the performance measures for our annual and long-term incentive plans, our Compensation Committee reviews the Company’s budgets and business plans with management in multiple meetings each year. The Committee sets goals intended to align executive compensation with the appropriate achievement of our dual goals of growth and return at various points in the business cycle. Reflecting this focus, our Compensation Committee uses net income, excluding tax adjustments and other items (non-GAAP), as the performance measure in our annual incentive plan and the three-year average LTI-adjusted return on equity (non-GAAP) and three-year cumulative investment volume as the performance measures in our long-term incentive plans. The Committee recognizes that our growth/investment and returns will differ at various points in the cycle and sets the performance goals for each of these measures with the intent of focusing management on achieving results that will have the biggest impact on our financial performance and long-term shareholder value in light of where we are in the business cycle. As a result of this balanced approach to goal setting, our long-term incentive plans will pay out at the maximum level only if performance is exceptional over the three-year performance period.

The following graphs show our compensation plan goals for our NEOs in 2024, and our actual achievement against such goals, for each of net income, excluding tax adjustments and other items (non-GAAP), LTI-adjusted return on equity (non-GAAP), and investment volume.

[1]

For annual incentive award purposes, we use net income, excluding tax adjustments and other items (non-GAAP) (as measured against the Company’s budgeted net income target). For a reconciliation of net income, excluding tax adjustments and other items (non-GAAP), to net income calculated in accordance with GAAP, as well as for information regarding why we believe this non-GAAP measure presents useful information to investors, please see Exhibit A to this Proxy Statement.

2024 Annual Incentive Plan Target Reflected Expectation of Continued Improvement. Our budgeted net income varies from year to year based on anticipated lease rates, renewal success, and other factors specific to our business, including industry cycles and expected headwinds. Given the highly cyclical nature of our business, our budgeted net income may increase or decrease from year to year as we manage our dual goals of growth and return at various points in the business cycle. As a result, the target level of performance under our annual incentive plan may also increase or decrease each year as well.

In establishing the target and related performance and payout opportunities, the Compensation Committee considered the following expectations and uncertainties, among others:

●	We expected higher segment profit at Rail North America in 2024 due to increased lease rates on railcar renewals with the market for existing railcars in North America continuing to benefit from elevated new railcar prices and manufacturing backlogs.

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COMPENSATION DISCUSSION AND ANALYSIS

●	We expected favorable year-over-year performance at Rail International with railcar leasing in Europe continuing to benefit from political support for rail transportation.
●	In Engine Leasing, we projected an increase in segment profit due to a strong global aviation market and investments in our wholly owned aircraft spare engine portfolio.
●	As a result of these factors, we expected GATX’s total net income in 2024 to be up approximately $14 million from the prior year.

Our Compensation Committee desired to set a target for our NEOs that would be appropriately rigorous and challenging. The Committee set the 2024 target at $271.7 million, which was the Company’s budgeted net income. Our Compensation Committee believes that consistently tying the target for purposes of our annual incentive plan to budgeted net income for the applicable year closely aligns management with the financial objectives set by the Board for the Company. Given the highly cyclical nature of our business, our budgeted net income may increase or decrease from year to year as we manage our dual goals of growth and return at various points in the business cycle. As a result, the target level of performance under our annual incentive plan may also increase or decrease each year as well.

Our 2024 earnings exceeded our expectations, as Rail North America capitalized on steady demand for existing railcars  and a robust secondary market. Strong financial and operational performance across all our businesses led to strong GATX net income, excluding tax adjustments and other items (non-GAAP), with the result being achievement of 106% of target. Based on our plan design, this performance resulted in a payout to our NEOs at 104.5% of their target awards. Our Compensation Committee did not adjust the target or otherwise intervene in the determination of the final achievement and payouts under the annual incentive plan. See Annual Incentive Awards on page 45 for more details about our annual incentive plan and how this payout was determined.

Performance Share Plan Measures

[1]

For performance share plan purposes, we use LTI-adjusted return on equity (non-GAAP), which excludes accumulated other comprehensive loss from the equity component for each year. Please see Exhibit A of this Proxy Statement for a reconciliation of LTI-adjusted return on equity (non-GAAP), as calculated for performance share purposes, to return on equity calculated in accordance with GAAP as reported in our financial statements.

Long-Term Incentive Plan Targets Reflect Focus on Appropriate Balance of Growth and Return Over Long Term. The LTI-adjusted return on equity (non-GAAP) and investment volume measures are weighted equally in calculating our Performance Share Plan results. Our Compensation Committee believes that these two measures strike an appropriate balance between achieving a meaningful return for our shareholders while holding to a disciplined investment strategy through business cycles. As with the targets under our annual incentive plan, our investment volume targets are typically tied to our budgeted investment volume for the applicable year, which similarly fluctuates from year to year. Under the terms of our 2022-2024 performance share program, our cumulative investment volume exceeded target, while our average LTI-adjusted return on equity (non-GAAP) fell slightly short of target. Based on these results, our executives earned 136.8% of their target performance shares. However, the actual value of the payouts depends upon the market price of our common stock on the determination date, which may be higher or lower than the grant date price. See 2024-2026 Performance Share Measures and Goal Setting on page 47 for a description of our performance share program.

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COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay-For-Performance Alignment

We continue to maintain a strong pay and performance linkage through all points in the business cycle, as illustrated in the 2024 compensation decisions described above and in the following charts, which show our Chief Executive Officer’s compensation measured against our financial performance for the years 2008-2024 on the measures in our annual and long-term incentive plans. Please see the Pay Versus Performance Disclosure on page 65 for required information about the relationship between the executive compensation we actually paid and our financial and stock price performance for the years 2022-2024. As we continue to manage through cyclical market conditions, our Compensation Committee expects management to emphasize disciplined growth and investment over short-term financial returns.

Return on Equity[1]
Percentage
0
2
4
6
8
10
12
14
16
18
20
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024

Net Income[1]
$ Millions
0
50
100
150
200
250
300
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024

Investment Volume
$ Millions
0
200
400
600
800
1000
1200
1400
1600
1800
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024

CEO Compensation[2]
$ Millions
0
1
2
3
4
5
6
7
8
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024

[1]

For a reconciliation of net income and return on equity, excluding tax adjustments and other items (non-GAAP), to net income and return on equity calculated in accordance with GAAP for 2022, 2023 and 2024, as well as for information regarding why we believe these non-GAAP measures present useful information to investors, please see Exhibit A to this Proxy Statement.

[2]	Amounts are as reported in the Summary Compensation Table, less change in pension value.

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COMPENSATION DISCUSSION AND ANALYSIS

Detailed Compensation Discussion and Analysis

In 2024, our executive compensation program consisted of three elements: base salary, annual incentive, and long-term equity compensation. We also provide various retirement and benefit programs. Further details on each element are discussed below.

Base Salary

Base salary constitutes approximately 16% of total targeted compensation for our Chief Executive Officer (approximately 30% for our other NEOs), which is consistent with our philosophy that a majority of executive compensation should be performance-based.

In establishing salary levels, we typically consider market pay levels, the specific responsibilities and experience of each NEO, and his or her individual performance. Base salaries may be adjusted during the Compensation Committee’s annual review for:

●	Annual salary increases
●	Changes in role, such as promotions or added responsibilities
●	Market adjustments

In 2024, all of our NEOs received the Company’s standard general increase of 3.5% to their base salaries, effective March 1, 2024, consistent with the broader employee base. Mr. Lyons received an additional increase of 5.7%, effective March 1, 2024, as the Compensation Committee continued to migrate his salary to the market median. Messrs. Titterton and Glassberg received additional market-based increases of 5.8% and 9.0%, respectively, effective March 1, 2024.

Annual Incentive Awards

Process for Setting Annual Incentive Targets

Target incentive opportunities for NEOs are expressed as a percentage of base salary and are intended to be competitive with the market. Please see The Determination of Market Competitive Pay on page 51 for a description of how we determine competitive pay levels. In 2024, Mr. Lyons’s target incentive opportunity was 100% of his base salary, and the target incentive opportunities for our other NEOs were 70% of base salary for Mr. Ellman and for Mr. Titterton and 55% of base salary for Mr. Glassberg and Ms. Nero.

Annual Incentive Plan Design

Our NEOs earn their annual incentive awards based on achievement against targeted net income established from a financial plan which is reviewed by the full Board. The Compensation Committee has chosen net income as the goal because it provides executives with a strong incentive to increase our profitability. Please see Performance Measures, Goal Setting, and Pay-for-Performance Alignment on page 41 for a discussion of how the Compensation Committee selects performance measures and designs annual performance goals.

The performance metrics and payout levels are established at the beginning of each year by the Compensation Committee with input from the independent consultant and management. The level of financial performance required for the maximum payout is established based on the Compensation Committee’s assessment of the level of performance that shareholders would likely consider superior in view of general economic conditions and the outlook for GATX and its industry in particular. This process is essentially reversed to establish the threshold or minimum performance level, defined as the level of financial performance below which no incentive is payable.

2024 Annual Incentive Plan Design. As described earlier on page 42, at the time of budgeting and forecasting, expectations were that 2024 would be a year of continued improvement, due to solid demand for existing railcars and the resulting favorable environment for railcar lease renewals at Rail North America and in Europe and a continuing increase in demand for global air travel, as well as recent direct investments in aircraft spare engines. As a result of these factors, we expected GATX’s total net income in 2024 to be up approximately $14 million from the prior year. During its review of the budget and business forecasts over multiple meetings, the Compensation Committee sought to set a target for our

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COMPENSATION DISCUSSION AND ANALYSIS

NEOs that would be appropriately rigorous and challenging, given these market headwinds. The Compensation Committee set the 2024 net income target at $271.7 million, which was the budgeted net income for the year.

The goals and payout levels under the 2024 annual incentive plan design, which are tied to fully quantitative, objective metrics, are shown in the following table:

2024 Annual Incentive Plan Design
	Net Income, excluding
	tax adjustments and
	other items
	(non-GAAP)	Achievement
	(Millions)	(Actual/Budget)	Payout
Threshold	$217.4	80%	80%
Target (Goal)	$271.7	100%	100%
Maximum	$434.7	160%	170%

2024 Annual Incentive Plan Payouts. Net income, excluding tax adjustments and other items (non-GAAP),1 for 2024 was $288.1 million, which was 106% of the target net income level of performance. Based on the targets illustrated above, this level of performance resulted in incentive payouts to our NEOs of 104.5% of their target award levels.

Long-Term Equity-Based Incentive Awards

Process for Granting Awards

We set target long-term incentive opportunities for our NEOs to be competitive with the market. Long-term incentive target values for our NEOs are generally set between the 50th and 75th percentiles based on market survey data used by our Compensation Committee in setting executive compensation, as described below under Process for Determining Executive Compensation (Including NEOs). The reason for targeting up to the 75th percentile is to encourage and reward above-market performance and to provide flexibility to compensate officers with longer tenure. The Compensation Committee generally establishes an NEO’s target long-term incentive value for each year within this range based on its evaluation of individual performance and responsibilities and overall leadership within the organization. The value of the regular, annual long-term incentive awards to each NEO is divided equally between non-qualified stock options (“NQSOs”) and performance shares. We chose this combination of grant types because it focuses executive attention on total shareholder return and on specific financial goals, both of which are essential to our long-term success.

The grant date for regular long-term incentive awards is the date of the Compensation Committee’s first meeting of each calendar year. We grant NQSOs to NEOs at the same time we grant them to other employees. NQSOs vest ratably over a three-year period and expire seven years after the grant date. We have no program, plan, or practice to time NQSO grants to NEOs or any other employees in coordination with the release of material nonpublic information.  Please see Option Grant Practices on page 68 for additional required information about our policies and practices related to the grant of stock option awards close in time to the release of material nonpublic information.

[1]

See Exhibit A for a reconciliation of net income, excluding tax adjustments and other items (non-GAAP), to net income calculated in accordance with GAAP, as well as for information regarding why this non-GAAP measure presents useful information to investors.

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COMPENSATION DISCUSSION AND ANALYSIS

Award Types and How Each Fits Into Our Program

Non-Qualified Stock Options. NQSOs are granted to align the interests of our NEOs and other employees with our shareholders. NQSOs are granted at a price equal to fair market value of our common stock (the average of the high and low trading prices on the date of grant) as approved by the Compensation Committee. Because TSR is composed of stock price appreciation and dividends, dividend equivalents are attached to NQSOs. We believe that rewarding both components of shareholder return better aligns management and shareholder interests. Dividend equivalents accrue until vesting and are paid in cash thereafter until the NQSO is exercised or expires. Because the value of dividend equivalents is fully factored into the determination of grant size, the number of NQSOs granted is correspondingly smaller than it would be if dividend equivalents were not attached because the value of each NQSO is higher.

Performance Shares. Performance shares are designed to focus attention on, and to reward the achievement of, our long-term financial and strategic objectives. The Compensation Committee establishes the goals for which the performance shares may be earned at the beginning of a three-year performance period rather than annually. At the end of the performance period, a percentage ranging from 0% to 200% of the number of performance shares initially awarded will be earned based on the extent to which the three-year goals are achieved. Each earned performance share equals one share of our common stock at the end of the performance period, with payment of earned performance shares made in the form of GATX common stock.

●	Performance Metrics Design. Performance shares are earned based on achievement of two equally weighted measures of three-year LTI-adjusted return on equity (non-GAAP) (return measure) and three-year cumulative investment volume (growth measure).
●	Dividends Paid Only on Performance Shares Earned. Accumulated dividend equivalents are paid on performance shares, only if earned, at the end of the performance period.
●	Cash Election Feature. Participants have the opportunity to elect to receive their performance share payout in the form of cash if the participant meets one of two conditions: (1) the participant has exceeded 150% of his or her stock ownership goal or (2) the participant is within five years of normal retirement age (65) under the Company’s pension plan. This election must be made no later than the determination date for the performance period. The cash value is determined based on the number of performance shares earned multiplied by the fair market value of GATX stock on the day the award is earned. This optional cash election feature was implemented to address the accumulation of high concentrations of GATX stock beyond the required stock ownership requirements and limited opportunities for our NEOs to diversify due to restrictions related to the trading of GATX stock, such as insider trading blackouts. As such, the Compensation Committee believes that there should be an appropriate balance between our compensation programs and philosophy and the participants’ needs for moderate and transparent diversification as they approach retirement.

Restricted Stock Units. RSUs vest based solely on continued employment and are designed to recognize and incentivize executives, by providing equity value if the executive remains employed through the vesting date. RSUs have not historically been a part of our equity compensation program, and none of our NEOs received a special RSU grant in 2024.

2024-2026 Performance Share Measures and Goal Setting

Background

Our target setting process, conducted at the beginning of each three-year performance period, combines goals related to growth and return to reflect the cyclical nature of our business. Our targets are designed to incentivize behavior which enhances long-term shareholder value at all points in the business cycle.

Design

The number of performance shares to be earned in 2026 is subject to two equally weighted measures:

●	Three-year average LTI-adjusted return on equity (non-GAAP) (return measure)
●	Three-year cumulative investment volume (growth measure)

The Compensation Committee set targets of 10.6% for LTI-adjusted return on equity (non-GAAP) and $4.01 billion for cumulative investment volume, which are equal to the Company’s budgeted amounts for such measures for the three-year performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

Rationale

As stated above, we establish our growth and return objectives depending on where we are in the business cycle. When the market is stronger and asset prices are high, we employ several strategies to maximize returns while investing prudently. When the market is weaker and asset prices are reduced, we emphasize making prudent investments at attractive prices over attempting to earn an unsustainably high short-term return. We believe that a single-minded focus on achieving growth over return, or vice versa, at the wrong points in the cycle is likely to impair shareholder value over the longer term.

The LTI-adjusted return on equity (non-GAAP) and cumulative investment targets, which are quantitative, objective metrics, for the 2024-2026 performance period were set in the first quarter of 2024 amidst a solid operating environment. Consistent with our objective of striking an appropriate balance between our growth and return objectives, the Compensation Committee set the LTI-adjusted return on equity (non-GAAP) for the 2024-2026 performance period at 10.6%, which is the budgeted amount and down slightly from the prior year’s three-year plan target, and the cumulative investment volume target for the 2024-2026 performance period at $4.01 billion, which is the budgeted amount and up from the prior year’s three-year plan target.

Formula for Determining Award Numbers

In granting performance shares for the 2024-2026 performance period, we determined the number of shares awarded by dividing the value of the performance share award by the average of the closing prices of our common stock on the four Fridays immediately preceding the Compensation Committee meeting at which the grant was awarded. To determine the number of NQSOs awarded, we used the same average closing price multiplied by 36.4%, which represents the value of the NQSO award based on the Black-Scholes valuation methodology.

2024 Long-Term Incentive Payouts

The performance shares granted in 2022 vested at the end of 2024. Each target award was based 50% on a three-year average LTI-adjusted return on equity (non-GAAP) goal and 50% on a three-year cumulative investment volume goal. The goals and payout levels under the 2022-2024 Performance Share Plan are indicated in the following table:

Performance Share Plan Design

LTI-Adjusted Return on Equity (non-GAAP)[1]
	Average
	Three-Year
	LTI-Adjusted
	ROE (non-GAAP)	Payout
Threshold	7.5%	25%
Target (Goal)	10.0%	100%
Maximum	14.0%	200%
[1]

For performance share plan purposes, we use LTI-adjusted return on equity (non-GAAP), which excludes accumulated other comprehensive loss from the equity component for each year. Please see Exhibit A of this Proxy Statement for a reconciliation of LTI-adjusted return on equity (non-GAAP), as calculated for performance share purposes, to return on equity calculated in accordance with GAAP as reported in our financial statements.

Investment Volume
	Three-Year
	Cumulative
	Investment
	Volume (billions)	Payout
Threshold	$1.91	25%
Target (Goal)	$2.73	100%
Maximum	$4.91	200%

As shown in the charts on page 43, the three-year average LTI-adjusted return on equity (non-GAAP) for the period was 9.8% versus a goal of 10.0%, and the cumulative investment volume for the period was $4.60 billion, which was higher than the goal of $2.73 billion. Based on these results, performance share payouts were 136.8% of target. Performance share award values at the determination date were 136.8% of target award values based on average fair market value of GATX stock price on February 18, 2025. Messrs. Lyons, Ellman and Titterton elected to receive their performance share

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COMPENSATION DISCUSSION AND ANALYSIS

payouts in the form of cash. For details regarding the 2022-2024 performance share payments to the NEOs, please see the Option Exercises and Stock Vested Table on page 58.

Employee Benefits – Severance – Double-Trigger Vesting

Employee Benefit Plans

We sponsor a standard array of retirement, health, and welfare benefits. Our retirement programs include 401(k) and defined benefit pension programs. The pension and 401(k) programs are intended to supplement employees’ personal retirement savings and social security benefits. Health and welfare benefits include medical, dental, vision, life, and disability insurance. These programs provide protection against catastrophic loss and encourage health maintenance. Our NEOs participate in the same programs as other salaried employees. Additionally, we have a supplemental pension plan available to eligible salaried employees, including our NEOs, and intended solely to restore pension benefits limited by law to the level specified by formula in the qualified pension plan applicable to all salaried employees. No excessive perquisites were paid to our NEOs in 2024.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Severance Plan

In February 2023, following a market review and consultation with Pay Governance, our Compensation Committee adopted an Executive Severance Plan for our eligible executives located in the United States, including our NEOs. Pursuant to the Executive Severance Plan, participants will be eligible to receive the following severance benefits upon a qualifying termination, including in connection with a change of control (“COC”) of the Company.

Executive Benefit	Termination other than for “cause” not in connection with a COC	Termination other than for “cause” or for “good reason” during the period ending 24 months following a COC

Base Salary

Lump sum payment equal to the executive’s base salary for the specified period depending on position:

●
 24 months (Chief Executive Officer)
●
 18 months (Executive Vice President)
●
 12 months (Senior Vice President)

Lump sum payment equal to the executive’s base salary for the specified period depending on position:

●
 36 months (Chief Executive Officer)
●
 24 months (Executive Vice President)
●
18 months (Senior Vice President)

Annual Bonus	Lump sum payment equal to a multiple of the executive’s target bonus: ● 2x (Chief Executive Officer) ● 1.5x (Executive Vice President) ● 1x (Senior Vice President)	Lump sum payment equal to a multiple of the executive’s target bonus: ● 3x (Chief Executive Officer) ● 2x (Executive Vice President) ● 1.5x (Senior Vice President)
Prorated Bonus

Lump sum payment equal to executive’s annual bonus for the year in which the termination occurs, based on the Company’s actual performance, and based on 100% achievement of any individual performance goals, pro-rated for the period of time through the termination date.

Lump sum payment equal to executive’s target bonus for the year in which the termination occurs, pro-rated for the period of time through the termination date.
Prior Year Bonus	Lump sum payment equal to the executive’s prior year bonus, if any.
COBRA Premiums	Continued COBRA premiums for the duration of the severance period.
Outplacement Services	Company-paid outplacement services up to $25,000 for a period of 12 months following the termination date.
Employee Assistance Program	Continued use of the Company’s Employee Assistance Program during the 90-day period following the termination date.
Tuition Reimbursement	Tuition reimbursement for classes in which the executive was enrolled in as of the termination date.

The executive’s receipt of any severance benefits is subject to the executive signing a general release of claims in favor of the Company.

Pursuant to the terms of the Executive Severance Plan, our NEOs will not be eligible for benefits under the plan to the extent they are a party to an existing COC agreement and would receive equal or greater benefits under such agreement as a result of any termination.

Change of Control Agreements

Prior to the adoption of our Executive Severance Plan, when an individual became an executive officer, the individual executed a COC agreement with the Company that provides certain benefits if employment is terminated in connection with a COC. This protection is provided for competitive reasons and to ensure the stability, continuity, and impartiality of our executives in a COC situation. The level of protection provided is intended to be similar to that provided by similarly

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COMPENSATION DISCUSSION AND ANALYSIS

sized organizations. These existing COC agreements remain in force, including for all NEOs, but individual COC agreements are no longer offered to new executive officers.

These COC agreements are “double-trigger” agreements, meaning that benefits are payable only if a COC occurs and an executive’s employment is terminated or constructively terminated. For a description of the key terms of these agreements, please see the Potential Payments upon Termination or Change of Control Table on page 60. NEOs are not entitled to any tax “gross up” in respect of excise taxes, if any, that might arise under the “golden parachute” sections of the federal income tax law (Sections 280G and 4999 of the Code), and may be subject to a reduction in benefits if any such excise tax were applicable and the reduced benefit would maximize the after-tax payment to the NEO.

Double-Trigger Equity Vesting

The vesting of equity awards upon a COC is determined under the GATX Amended and Restated 2012 Incentive Award Plan and related grant agreements. These terms apply to all employees who receive long-term incentive awards. In addition, all grant agreements require both a COC event and an executive’s actual or constructive termination before vesting is accelerated.

Process for Determining Executive Compensation (Including NEOs)

Compensation Committee and Management

The Compensation Committee, with input from the independent compensation consultant, regularly reviews:

●	the competitiveness of our compensation program
●	the competitiveness of each NEO’s compensation
●	recent developments and current trends in executive compensation practices

Our human resources staff and the Chief Executive Officer also provide input to the Compensation Committee regarding base salary increases, target level annual incentives, long-term incentive awards, and the goals applicable to earning such compensation. After reviewing these recommendations, the Compensation Committee determines and approves the compensation of each NEO as well as the performance goals. Our Chief Executive Officer, however, does not participate in, nor is he present during, any discussions of his own compensation. Such discussions occur during the Compensation Committee’s executive sessions. The Compensation Committee also reviews its pay decisions regarding our Chief Executive Officer with the other independent directors on the Board.

The Determination of Market Competitive Pay

We have generally structured our compensation programs to provide total direct compensation opportunities between the 50th and 75th percentiles based on market survey data of companies of similar revenue size to GATX (which we refer to as “competitive” or “market” pay levels throughout this Compensation Discussion and Analysis). GATX is larger in scope (revenues, assets, etc.) in general than the median of the data sources available, as more fully described below.

Because we have no direct peers in the railcar leasing business for which relevant compensation data is available, gathering information on competitive pay levels with precision for our particular industry is not possible. Instead, the Compensation Committee, with assistance from our human resources staff and the independent compensation consultant, regularly reviews information on pay for executives as reported in national compensation surveys published by Aon and Willis Towers Watson for organizations of similar revenue as ours.

These surveys include general, non-company specific compensation information, on an aggregate basis, for approximately 200 public companies with annual revenues between $1-3 billion. We use these surveys to better understand current compensation practices at other companies of similar revenue size and as a data point to assist us in meeting our goal of having the various elements of compensation be market-competitive. The Compensation Committee does not receive individual company information for any of the companies included in the surveys.

While these surveys are a starting point for our compensation review process, actual compensation decisions with respect to specific individuals are influenced by a variety of factors in addition to the surveys, including experience, tenure, skills, unique responsibilities, individual performance, and our specific talent requirements.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance

Stock Ownership and Stock Retention Requirements

To underscore the importance of stock ownership, we have established stock ownership and stock retention guidelines for our NEOs and other members of senior management. The guidelines require each executive to own GATX equity equal in value to the following multiple of the executive’s base salary: 5.0 times for the Chief Executive Officer and 2.5 times for other NEOs. For purposes of meeting the ownership requirement, unvested RSUs and the after-tax value of in-the-money NQSOs (assuming a 30% effective tax rate) are counted, but performance shares are not. Until the ownership requirement is met, each executive must retain at least 50% of the after-tax equity realized upon the vesting of performance shares and the exercise of NQSOs. Each of our NEOs is in compliance with the stock ownership and stock retention guidelines.

Clawback Policy

In accordance with Rule 10D-1 under the Exchange Act and the corresponding NYSE listing standards, we have a policy that provides for the mandatory recovery from current and former executive officers of incentive-based compensation that was erroneously awarded during the three years preceding the date the Company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure. The policy was adopted by the Board, effective as of October 2, 2023, and is administered and overseen by the Compensation Committee.

Tax Considerations

Our Compensation Committee considers the tax impact on both the executives and the Company in determining executive compensation. However, the Committee also looks at other factors in making its decisions as described earlier in this Compensation Discussion and Analysis and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not tax deductible by GATX.

Compensation Committee’s Independent Consultant

The Compensation Committee retained Pay Governance as its independent compensation consultant during 2024. Pay Governance does not have any other consulting engagements with management or GATX. The Compensation Committee has assessed the independence of Pay Governance and its employees working on GATX matters pursuant to applicable SEC rules and NYSE listing standards and determined that no conflict of interest or independence concerns exist.

With respect to Chief Executive Officer compensation, Pay Governance provides an independent recommendation to the Compensation Committee in the form of a range of possible outcomes, for the Committee’s consideration. In developing its recommendation, Pay Governance relies on its understanding of GATX’s business and compensation programs and its own independent research and analysis. Pay Governance does not meet with our Chief Executive Officer with respect to his compensation. In addition to advising on Chief Executive Officer compensation, Pay Governance reviews the Chief Executive Officer’s recommendations on compensation of his direct reports.

52GATX CORPORATION  -  2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K.

David S. Sutherland (Chair)
Anne L. Arvia
Adam L. Stanley
Paul G. Yovovich

GATX CORPORATION - 2025 Proxy Statement	53

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

							Change in
							Pension Value
							and Non-
						Non-Equity	Qualified			Total
						Incentive	Deferred			Without
				Stock	Option	Plan	Compensation	All Other		Change in
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Pension
Principal Position	Year	($)	($)	($)(1)(2)	($)(1)	($)(3)	($)(4)	($)(5)	Total ($)	Value ($)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert C. Lyons	2024	936,667	—	2,058,899	2,021,463	979,001	835,080	15,525	6,846,635	6,011,555
President and	2023	858,333	—	1,809,082	1,794,322	919,015	1,081,846	9,900	6,472,498	5,390,652
Chief Executive Officer	2022	734,072	—	1,531,778	1,564,650	719,730	—	9,150	4,559,380	4,559,380
Thomas A. Ellman	2024	618,483	—	700,633	687,388	452,507	44,695	15,525	2,519,231	2,474,536
Executive Vice President	2023	596,583	—	619,642	615,900	447,133	507,862	9,900	2,797,020	2,289,158
and Chief Financial	2022	568,467	—	995,422	598,044	421,284	—	9,150	2,592,366	2,592,366
Officer
Paul F. Titterton	2024	591,450	—	534,960	524,585	432,727	40,935	15,525	2,140,182	2,099,247
Executive Vice President	2023	544,750	—	387,418	385,964	408,284	322,757	9,900	2,059,073	1,736,316
and President, Rail North	2022	504,244	—	753,013	351,177	351,213	—	9,150	1,968,797	1,968,797
America
Brian L. Glassberg	2024	441,667	—	280,759	275,860	253,896	43,700	15,525	1,311,407	1,267,707
Executive Vice President,	2023	400,000	—	232,224	229,936	235,554	45,048	9,900	1,152,662	1,107,614
General Counsel and
Secretary
Kim Nero	2024	430,250	—	266,847	262,293	247,333	30,152	15,525	1,252,400	1,222,248
Executive Vice President	2023	415,000	—	242,419	242,254	244,387	29,531	9,900	1,183,491	1,153,960
and Chief Human	2022	397,500	—	232,093	236,436	231,458	31,397	9,150	1,138,034	1,106,637
Resources Officer
(1)

For awards granted under the GATX 2012 Amended and Restated Incentive Award Plan, amounts shown reflect the grant date fair market value of performance stock units and stock options granted in the years shown, in accordance with ASC Topic No. 718, Compensation — Stock Compensation.

(2)

In the event the performance stock units pay out at maximum value (i.e., 200% of target), the total grant date values for grants of RSUs and performance stock units are as follows: Mr. Lyons ($4,117,798, $3,618,163, and $3,063,629); Mr. Ellman ($1,401,265, $1,239,283, and $1,582,359); Mr. Titterton ($1,069,919, $774,835, and $1,097,543); Mr. Glassberg ($561,518 and $464,448); and Ms. Nero ($533,695, $484,838 and $464,186).

(3)	The amounts shown reflect the annual incentive awards earned by each NEO for the years shown.
(4)

Change in pension value reflects the increase in the present value of the accumulated pension benefit during the years shown.  The Pension Benefits Table shows the present value of the accumulated pension benefit as of December 31, 2024 and the assumptions used in the calculation of that value.  We determined the December 31, 2024, December 31, 2023 and December 31, 2022 present values using the same assumptions except that the interest rates used for discounting under ASC Topic No. 715, Compensation - Retirement Benefits, were 5.59% in 2024, 4.95% in 2023 and 5.15% in 2022.

(5)

Amounts shown reflect matching contributions made to the GATX Salaried Employees Retirement Savings Plan for Messrs. Lyons, Ellman, Titterton, and Glassberg and Ms. Nero.  All other compensation excludes dividends on NQSOs and performance shares held by each named executive officer because those dividends are included in the grant date fair value amounts for stock awards as reported in columns (e) and (f) of the table above and in column (l) of the Grants of Plan-Based Awards Table.

(6)

The amounts shown in this Total Without Change in Pension Value column represent total compensation, as determined under applicable SEC rules (column j), minus the amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column h). The amounts shown in the Total Without Change in Pension Value column differ substantially from, and are not a substitute for, the amounts required to be reported in the Total column pursuant to SEC regulations. We are presenting this supplemental column to illustrate how the Compensation Committee views the annual compensation elements for the NEOs. While the Compensation Committee does review the table in its totality, we note that the change in pension value amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column does not reflect current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the change in pension value under applicable accounting rules is sensitive to external variables such as assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that do not relate to our performance and are outside of the control of the Compensation Committee.

54GATX CORPORATION  -  2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards

									All Other
								All Other	Option		Grant
								Stock Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Price of	Stock
		Plan Awards(1)			Plan Awards(2)			of Stock	Underlying	Option	& Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($)	Awards ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)(3)	(k)	(l)
Robert C. Lyons	1/1/2024	749,332	936,665	1,592,331
	1/25/2024								44,700	126.47	2,021,464
	1/25/2024				4,070	16,280	32,560				2,058,899
Thomas A. Ellman	1/1/2024	346,350	432,938	735,995
	1/25/2024								15,200	126.47	687,388
	1/25/2024				1,385	5,540	11,080				700,633
Paul F. Titterton	1/1/2024	331,212	414,015	703,826
	1/25/2024								11,600	126.47	524,586
	1/25/2024				1,058	4,230	8,460				534,960
Brian L. Glassberg	1/1/2024	194,334	242,917	412,959
	1/25/2024								6,100	126.47	275,860
	1/25/2024				555	2,220	4,440				280,759
Kim Nero	1/1/2024	189,310	236,638	402,285
	1/25/2024								5,800	126.47	262,293
	1/25/2024				528	2,110	4,220				266,847

(1)

Amounts shown reflect target, threshold and maximum annual incentive payouts for 2024 under the GATX Corporate Officers’ Incentive Plan based on the achievement of income goals. Threshold amounts represent 80% of target based on the financial goal threshold.

(2)

Amounts shown reflect the number of performance share units granted in 2024 under the GATX Amended and Restated 2012 Incentive Award Plan. The percentage of each performance share award that will be earned is based upon the achievement of two equally weighted performance goals: three-year average LTI-adjusted return on equity (non-GAAP) and three-year cumulative investment volume.

(3)The amounts shown reflect the number of NQSOs granted in 2024 under the GATX Amended and Restated 2012 Incentive Award Plan.

(4)	The value of stock awards and option awards is determined using the aggregate grant date fair value computed in accordance with ASC 718 Compensation — Stock Compensation.

GATX CORPORATION - 2025 Proxy Statement	55

EXECUTIVE COMPENSATION TABLES

Narrative Discussion Related to the Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Incentive Awards

For 2024, our NEOs were eligible for annual incentive awards based solely on GATX’s financial performance achievement against a net income goal established from a financial plan which is reviewed by the full Board. The target incentive awards were payable at 100% of the targeted amount. Threshold and maximum incentive awards (80% and 170%, respectively, of the target awards) were payable at 80% and 160% or more, respectively, of the targeted amount.

Based on individual targets and on actual net income, excluding tax adjustments and other items (non-GAAP), as described in the Compensation Discussion and Analysis, 2024 incentive payouts under the GATX Corporate Officers’ Incentive Plan are shown in column (g) of the Summary Compensation Table. GATX’s net income, excluding tax adjustments and other items (non-GAAP), achievement for 2024 for incentive payout purposes was $288.1 million, or 106.0% of target for our NEOs, resulting in payouts at 104.5% of their target awards.1

Equity-Based Long-Term Incentives

Equity-based long-term incentive awards in 2024 consisted of NQSOs and performance shares.

NQSOs vest in three equal annual installments and expire seven years after the grant date. The grant price is based on the average of the high and low prices of GATX common stock on the date of grant. Dividend equivalents accrue on NQSO grants and are not paid until vesting and each quarter thereafter until the NQSOs are exercised or expire. The NQSOs granted to the NEOs on January 25, 2024 will vest in three equal installments on January 25 of 2025, 2026, and 2027.

The number of NQSOs awarded in 2024 and their grant date fair value are shown in columns (j) and (l), respectively, in the Grants of Plan-Based Awards Table. The grant date fair values of the 2024, 2023, and 2022 NQSO awards are shown in column (f) of the Summary Compensation Table for each year granted.

The percentage of each 2024 performance share award that will be earned is based on the extent to which pre-established goals on two independent performance measures, each of which is weighted at 50%, are achieved over a three-year performance period ending on December 31, 2026. The two performance measures are three-year average LTI-adjusted return on equity (non-GAAP) (defined as GAAP net income divided by shareholders’ equity, excluding accumulated other comprehensive loss) and three-year cumulative investment volume (defined as the sum of cumulative GAAP-basis portfolio investments and capital additions as reported on the Company’s audited statement of cash flows for each year in the performance period).

The number of performance shares earned at the end of the performance period ranges from 0% to 200% of the initial target grant, with the target grant at targeted performance. Dividend equivalents accrue throughout the performance period and are only paid on the number of performance shares earned at the end of the performance period.

The grant date fair values of the 2024, 2023, and 2022 performance shares are shown in column (e) of the Summary Compensation Table. The number of performance shares granted in 2024 that may be earned at threshold, target, and maximum levels is shown in columns (f), (g), and (h), respectively, of the Grants of Plan-Based Awards Table.

[1]

For annual incentive award purposes, we use net income, excluding tax adjustments and other items (non-GAAP). For a reconciliation of net income, excluding tax adjustments and other items (non-GAAP), to net income calculated in accordance with GAAP, as well as for information regarding why we believe this non-GAAP measure presents useful information to investors, please see Exhibit A to this Proxy Statement.

56GATX CORPORATION  -  2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of our stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2024.

				Equity
				incentive						Equity incentive		Equity incentive
				plan awards:					Market	plan awards:		plan awards:
	Number of			Number of			Number		value	Number of		Market or
	securities	Number of		securities			of shares		of shares	unearned		payout value of
	underlying	securities		underlying			or units of		or units of	shares, units or		unearned
	unexercised	underlying		unexercised			stock		stock	other rights		shares, units or
	options	unexercised		unearned	Option	Option	that have		that have	that have		other rights
	(#)	options (#)		options	Exercise	expiration	not vested		not vested	not vested		that have
Name	Exercisable	Unexercisable		(#)	Price ($)	date	(#)		($)	(#)		not vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)(7)
Robert C. Lyons	—	44,700	(1)		126.4680	1/25/2031				32,560	(5)	5,045,498
	14,566	29,134	(2)		113.2800	1/26/2030				31,940	(6)	4,949,422
	30,000	15,000	(3)		103.1500	1/28/2029
	17,100				91.3600	1/29/2028
	18,200				77.0700	1/31/2027
	18,500				71.5250	1/24/2026
Thomas A. Ellman	—	15,200	(1)		126.4680	1/25/2031				11,080	(5)	1,716,957
	5,000	10,000	(2)		113.2800	1/26/2030				10,940	(6)	1,695,262
	11,466	5,734	(3)		103.1500	1/28/2029	2,970	(4)	460,231
	17,100				91.3600	1/29/2028
	18,200				77.0700	1/31/2027
	18,500				71.5250	1/24/2026
Paul F. Titterton	—	11,600	(1)		126.4680	1/25/2031				8,460	(5)	1,310,962
	3,133	6,267	(2)		113.2800	1/26/2030				6,840	(6)	1,059,926
	6,733	3,367	(3)		103.1500	1/28/2029	2,970	(4)	460,231
	9,900				91.3600	1/29/2028
	8,800				77.0700	1/31/2027
Brian L. Glassberg	—	6,100	(1)		126.4680	1/25/2031				4,440	(5)	688,022
	1,866	3,734	(2)		113.2800	1/26/2030				4,280	(6)	663,229
	1,066	534	(3)		103.1500	1/28/2029	520	(4)	80,579
	2,200				91.3600	1/29/2028
	2,000				77.0700	1/31/2027
Kim Nero	—	5,800	(1)		126.4680	1/25/2031				4,220	(5)	653,931
	1,966	3,934	(2)		113.2800	1/26/2030				4,100	(6)	635,336
	4,533	2,267	(3)		103.1500	1/28/2029
	5,300				98.1050	5/28/2028

(1)	NQSOs will vest in three, equal, annual installments on January 25, 2025, 2026 and 2027.
(2)	50% of the unexercisable NQSOs will vest on January 31, 2025 and the remainder will vest on January 31, 2026.
(3)	100% of the NQSOs will vest on January 24, 2025.
(4)	These RSUs will vest on January 28, 2025.
(5)

Amounts shown reflect the number of target performance shares granted in 2024 at the target payout. A portion (ranging from 0% to 200%) will be earned subject to the achievement of specified performance objectives and will vest on December 31, 2026.

(6)

Amounts shown reflect the number of target performance shares granted in 2023 at the target payout. A portion (ranging from 0% to 200%) will be earned subject to the achievement of specified performance objectives and will vest on December 31, 2025.

(7)	Market value of performance shares is based on the closing price of GATX common stock on the last trading day of the year, December 31, 2024, which was $154.96 per share.

GATX CORPORATION - 2025 Proxy Statement	57

EXECUTIVE COMPENSATION TABLES

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards(1)
	Number of		Number of
	shares	Value	shares	Value
	acquired on	realized on	acquired on	realized on
Name	exercise (#)	exercise ($)	vesting (#)	vesting ($)
(a)	(b)	(c)	(d)	(e)
Robert C. Lyons	19,300	1,080,072	20,315	3,397,785
Thomas A. Ellman	18,000	1,040,528	7,784	1,301,913
Paul F. Titterton	9,000	610,647	4,569	764,188
Brian L. Glassberg	—	—	690	87,492
Kim Nero	—	—	3,078	514,811

(1)

Amounts shown include the number and value of RSUs vested in 2024 and performance shares earned under the 2022-2024 performance period and as described in the Compensation Discussion and Analysis of this Proxy Statement. Although the 2022-2024 performance share plan performance was determined after the calendar year-end on February 18, 2025, the amounts are reported in the table above (and not in the Outstanding Equity Awards at Fiscal Year-End table) to reflect the actual value earned in 2024 for the 2022-2024 performance period.

Pension Benefits Table

Each of our NEOs participated in a defined benefit pension plan during the year ended December 31, 2024. The following table contains information about these plans that provide for payments or other benefits to our NEOs at, following, or in connection with retirement.

		Number of	Present value of		Payments
		years credited	accumulated		during last
Name	Plan Name	service (#)	benefit ($)		fiscal year ($)
(a)	(b)	(c)	(d)(1)		(e)
Robert C. Lyons	GATX Non-Contributory Pension Plan for Salaried Employees	28.3	1,182,065	(2)	—
	GATX Supplemental Retirement Plan	28.3	4,477,324		—
Thomas A. Ellman	GATX Non-Contributory Pension Plan for Salaried Employees	28.3	913,516	(2)	—
	GATX Supplemental Retirement Plan	28.3	2,332,762		—
Paul F. Titterton	GATX Non-Contributory Pension Plan for Salaried Employees	27.4	586,754	(2)	—
	GATX Supplemental Retirement Plan	27.4	1,153,944		—
Brian L. Glassberg	GATX Non-Contributory Pension Plan for Salaried Employees	13.3	185,710		—
	GATX Supplemental Retirement Plan	13.3	73,329		—
Kim Nero	GATX Non-Contributory Pension Plan for Salaried Employees	3.7	52,715		—
	GATX Supplemental Retirement Plan	3.7	38,365		—

(1)

The present value of accumulated benefit is calculated as the amount payable at age 65 for Messrs. Lyons, Ellman, and Titterton. The amounts shown for Mr. Glassberg and Ms. Nero represent their cash balance accounts rolled forward to age 65 with the ASC 715 interest crediting rate assumption of 4.54%. This value is then discounted back from age 65 using the ASC 715 discount rate of 5.59% for the Salaried Plan benefit and 5.55% for the Nonqualified Supplemental Plan benefit. The GATX Non-Contributory Pension Plan for Salaried Employees Plan assumption is that 70% elect the lump sum option and 30% elect an annuity option at retirement. The GATX Supplemental Retirement Plan calculations use each executive’s actual election for payment of future benefit; all executives shown have elected a lump sum form of payment. The value of the annuity option is calculated using December 31, 2024, ASC Topic No. 715, Compensation – Retirement Benefits, disclosure assumptions (5.55% interest rate, Pri-2012 White Collar Mortality Table generationally projected by Scale MP-2021). Lump sums are valued at age 65 using the IRS three-segment lump sum rates and are then discounted back from age 65 to December 31, 2024 at 5.59% and 5.55% for the Non-Contributory Pension Plan and Supplemental Pension Plan, respectively.

(2)	NEOs may also qualify for subsidized early retirement benefits as described in the narrative below.

58GATX CORPORATION  -  2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Narrative Discussion Related to Pension Benefits Table

NEOs participate in our Non-Contributory Pension Plan for Salaried Employees (the “Qualified Plan”), which covers salaried employees of GATX and its domestic subsidiaries.

All NEOs have met the Qualified Plan’s vesting requirement. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during (i) the five consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which employment terminates or (ii) the 60 consecutive calendar months preceding retirement or the date on which employment terminates, whichever is greater. Benefits under the Qualified Plan are not subject to any deduction for Social Security or other offset amounts.

Key provisions of the Qualified Plan include the following:

●	Participation. Participation begins on January 1 or July 1 coincident with or next following completion of one year of service and attainment of age 21.
●	Normal Retirement Benefits. Normal retirement is at age 65 with five years of credited service. The basic formula is a base benefit equal to 1% of average monthly compensation multiplied by years of benefit service plus an excess benefit equal to 0.65% of average monthly compensation in excess of monthly Social Security Covered Compensation multiplied by years of benefit service (to a maximum of 35 years).
●	Early Retirement Benefits. Qualified benefits can commence at any age in the form of an annuity with the accrued benefit actuarially reduced for commencement before age 65, or as a single lump sum payment representing the actuarially equivalent present value of the age 65 benefit. Qualified benefits accrued prior to July 1, 2008 and payable in annuity form to employees who (a) are at least age 55 with 15 or more years of service or (b) have at least 30 years of service and whose age plus service total 90 or more, are subject to a partial rather than full actuarial reduction for early commencement.

“Compensation” is defined as regular earnings during the calendar year, including covered bonuses but excluding deferred and contingent compensation. For NEOs, compensation includes salary and annual incentive awards paid under the GATX Corporate Officers’ Incentive Plan. For the Final Average Pay Formula, “Social Security Covered Compensation” means the 35-year average of Social Security taxable wage bases in effect up to and including the year in which an individual attains Social Security Normal Retirement Age calculated in accordance with Revenue Ruling 89-70.

For unmarried participants, the normal form of payment is a life annuity. For married participants, the normal form of payment is a 50% joint-and-survivor annuity. Optional forms of payment include a single lump sum of the accrued pension’s actuarially equivalent present value or a joint and survivor co-pensioner annuity. All forms of payment have the same actuarially equivalent value as the life annuity.

Annual benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code (the “Code”) on payments from the Qualified Plan will be paid by the Company under the GATX Supplemental Retirement Plan (the “Non-Qualified Plan”). The Non-Qualified Plan is designed to restore those benefits that would otherwise be limited by statutory regulations. Payments are made as a single lump sum amount representing the actuarially equivalent present value of the benefit payable at age 65. Payments made pursuant to the Non-Qualified Plan are funded from the general assets of the Company.

The present value of accumulated pension benefits for each NEO is shown in column (d) of the Pension Benefits Table.

GATX CORPORATION - 2025 Proxy Statement	59

EXECUTIVE COMPENSATION TABLES

Potential Payments upon Termination or Change in Control Table

The table below quantifies certain compensation and benefits that would have become payable to each of our NEOs if his or her employment had terminated on December 31, 2024, as a result of each of the termination scenarios described below, including in connection with a change of control of the Company (“COC”). The table below reflects certain assumptions made in accordance with SEC rules, namely that (a) the COC and/or termination of employment occurred on December 31, 2024, (b) the NEO’s age and years of service at the Company were as they actually were as of December 31, 2024 (for purposes of determining retirement eligibility), and (c) the value of a share of the Company’s common stock on December 31, 2024, the last trading day of the year, was $154.96. The table excludes the following payments and benefits that are not enhanced by the termination of employment or a COC:

●	accrued vacation pay, health plan continuation, and other similar amounts payable when employment terminates under programs applicable to our salaried employees generally;
●	stock options that have vested and are exercisable as shown in Column (b) of the Outstanding Equity Awards at Fiscal Year-End Table;
●	performance shares, RSUs and restricted stock that have vested as shown in Column (e) of the Option Exercises and Stock Vested Table; and
●	the present value of pension benefits calculated in accordance with the assumptions applicable to all participants in the GATX Non-Contributory Pension Plan for Salaried Employees as reflected in the Pension Benefits Table.

60GATX CORPORATION  -  2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES

			Termination without
			Cause or
		Termination without	Resignation for
	Voluntary Resignation	Cause Apart	Good Reason in
	(without Good Reason)	from a Change in	Connection with a	Death or
	or Retirement	Control	Change in Control	Disability
Named Executive Officer	($)	($)	($)	($)
Robert C. Lyons
Cash Severance(1)	—	3,800,000	5,700,000	—
Bonus (Accrued Obligations)(2)	950,000	950,000	950,000	950,000
SRP Payment(3)	—	—	3,559,875	—
Accelerated Vesting of Equity Awards(4)
Stock Options	1,658,085	—	3,264,984	3,265,047
RSUs	—	—	—	—
Performance Shares	2,490,827	1,649,859	4,997,460	2,490,827
Continued Benefits Coverage(5)	—	68,152	102,228	—
Outplacement(6)	—	25,000	95,000	—
Total	5,098,912	6,493,011	18,669,547	6,705,874
Thomas A. Ellman
Cash Severance(1)	—	1,586,100	3,172,200	—
Bonus (Accrued Obligations)(2)	435,400	435,400	435,400	435,400
SRP Payment(3)	—	—	952,053	—
Accelerated Vesting of Equity Awards(4)
Stock Options	595,650	—	1,146,907	1,146,957
RSUs	447,524	447,524	460,231	447,524
Performance Shares	851,350	565,139	1,706,109	851,350
Continued Benefits Coverage(5)	—	51,114	102,228	—
Outplacement(6)	—	25,000	62,200	—
Total	2,329,924	3,110,278	8,037,328	2,881,231
Paul F. Titterton
Cash Severance(1)	—	1,530,000	3,060,000	—
Bonus (Accrued Obligations)(2)	—	420,000	420,000	420,000
SRP Payment(3)	—	—	858,664	—
Accelerated Vesting of Equity Awards(4)
Stock Options	—	—	766,120	766,160
RSUs	—	447,524	460,231	447,524
Performance Shares	—	353,309	1,185,444	571,803
Continued Benefits Coverage(5)	—	51,114	102,228	—
Outplacement(6)	—	25,000	60,000	—
Total	—	2,826,947	6,912,687	2,205,487
Brian L. Glassberg
Cash Severance(1)	—	1,046,250	2,092,500	—
Bonus (Accrued Obligations)(2)	—	247,500	247,500	247,500
SRP Payment(3)	—	—	168,882	—
Accelerated Vesting of Equity Awards(4)
Stock Options	—	—	357,039	357,101
RSUs	—	78,410	80,579	78,410
Performance Shares	—	211,830	661,679	326,500
Continued Benefits Coverage(5)	—	51,114	102,228	—
Outplacement(6)	—	25,000	45,000	—
Total	—	1,660,104	3,755,407	1,009,511
Kim Nero
Cash Severance(1)	—	1,006,030	2,012,055	—
Bonus (Accrued Obligations)(2)	—	237,985	237,985	237,985
SRP Payment(3)	—	—	117,785	—
Accelerated Vesting of Equity Awards(4)
Stock Options	—	—	446,627	446,676
RSUs	—	—	—	—
Performance Shares	—	221,128	658,580	330,065
Continued Benefits Coverage(5)	—	51,114	102,228	—
Outplacement(6)	—	25,000	43,270	—
Total	—	1,541,257	3,618,530	1,014,726
(1)

Represents the cash severance payable to the executive under the termination scenarios identified above under our Executive Severance Plan and the COC Agreements described below. Pursuant to his COC agreement in effect as of December 31, 2024, Mr. Lyons was eligible for reimbursement for a gross-up payment for any excise taxes payable pursuant to Sections 280G and 4999 of the Code arising as a result of the receipt of any such payments. If Mr. Lyons had experienced a COC-related termination on December 31, 2024, he would have been entitled to a gross-up payment of approximately $6.4 million. However, in February 2025, his agreement was amended to eliminate the provision providing for such a gross-up payment, and this amount is not reflected in the table above.

(2)

Our executives are eligible to receive an annual bonus payout subject to their continued employment through the end of the applicable year. In addition, each executive may receive a prorated annual bonus based on actual performance in the event of an involuntary termination without

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EXECUTIVE COMPENSATION TABLES

cause under the Executive Severance Plan and a prorated target bonus upon an involuntary termination under the COC Agreements, upon death or disability, or upon retirement. For purposes of the table above, given that the termination in each of the scenarios identified is assumed to have occurred on December 31, 2024, we have included the executive’s 2024 target bonus amount, which amount would be payable to the executive in the termination scenarios identified in the table.

(3)

Represents the present value of the incremental portion of non-qualified pension benefits calculated using the discount rate specified in the COC Agreements instead of the GATX Non-Contributory Pension Plan for Salaried Employees, attributable to three additional years of age and service credit.

(4)

Represents the aggregate value of the accelerated vesting of the equity awards held by the executive in the termination scenarios identified above. With respect to RSUs and performance shares, the value is calculated by multiplying the closing price per share of our common stock on December 31, 2024 by the number of RSUs or performance shares, the vesting of which accelerates in connection with the applicable triggering event. For purposes of the table, performance against goals is assumed to be at target with respect to performance shares. The value attributable to the accelerated options, the vesting of which accelerates in connection with the applicable triggering event, represents the excess of the closing price per share of our common stock on December 31, 2024 over the exercise price of the unvested options. The values reflected in the table also include accrued dividends on such unvested awards that would be paid upon vesting.

(5)

Represents the estimated value of continued benefits to be provided to the executive under the termination scenarios identified under our Executive Severance Plan and the COC Agreements described below. The foregoing estimates are based on the premiums in effect on December 31, 2024.

(6)

Represents the value of outplacement benefits to which the executive would be entitled under the termination scenarios identified above under our Executive Severance Plan and the COC Agreements described below.

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EXECUTIVE COMPENSATION TABLES

Key Provisions of the COC Agreements

The key provisions of the COC agreements are described below. Each NEO has entered into a COC agreement that provides certain benefits should employment be terminated or constructively terminated following a change of control. Key terms under the agreements include the following:

Executive Benefit	Description

Term	● Agreement effective for two-year rolling term and renews automatically each year unless GATX gives 60 days’ advance notice of non-renewal
● Employment period is two years
● Unless a COC occurs, employment is at will
Payment Triggers	● Involuntary termination without “cause” or voluntary termination for “good reason” within two years following a COC
● Failure of a successor to assume the Agreement
● Termination prior to, but in contemplation of, a COC
● Payments are not triggered in the event of death, disability, “cause,” or voluntary termination for other than “good reason”
Severance Benefits	● Three times the sum of base salary and target annual bonus (paid in lump sum)
● Three years of additional age and service credit for retirement purposes
● Three years of additional coverage in health and welfare plans (such coverage becomes secondary if re-employed); thereafter, coverage continues at executive’s cost until eligible for Medicare
● Outplacement services at a maximum cost of 10% of salary

●
Pro rata portion of target bonus for the year in which the COC occurs for the actual period served during the year of the COC prior to termination and payment of previously deferred compensation plus interest

No Excise Tax Gross Ups	● Tax gross up not included in COC agreements

●
NEOs are not entitled to any tax “gross up” in respect of excise taxes, if any, that might arise under the “golden parachute” sections of the federal income tax law (Sections 280G and 4999 of the Code), and may be subject to a reduction in benefits if any such excise tax were applicable and the reduced benefit would maximize the after-tax payment to the NEO

Enforcement and Legal Fees	● Payable by Company unless a court determines that such payment was unjust
Definition of Key Terms	● COC means any of the following:
— the acquisition of 20% or more of the Company’s outstanding shares or voting securities
— a turnover in a majority of the Company’s board members

— consummation of a reorganization, merger, consolidation, sale, or disposition of substantially all assets unless shareholders immediately prior to the merger beneficially own more than 65% of outstanding shares or voting power of the resulting entity

— consummation of a reorganization, merger, consolidation, sale, or disposition of substantially all assets of any subsidiary or 10-K business segment that is the primary employer of the executive
— shareholder approval of liquidation or dissolution of the Company

●
“Cause” means the willful illegal conduct, gross misconduct, or continued failure of the executive to perform his or her duties after receipt of written notice and explanation of performance shortfalls

● “Good Reason” means any of the following:
— a material diminution of the executive’s authority or duties
— a material diminution in base compensation
— a material diminution in the budget over which authority is retained
— a material change in geographic location at which services must be performed

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EXECUTIVE COMPENSATION TABLES

Executive Severance Plan

In February 2023, following a market review and consultation with Pay Governance, our Compensation Committee adopted an Executive Severance Plan for our eligible executives located in the United States, including our NEOs. Pursuant to the Executive Severance Plan, participants will be eligible to receive severance benefits upon a qualifying termination, including in connection with a COC, as described further above in the Compensation Discussion and Analysis under Employee Benefits – Severance – Double-Trigger Vesting – Executive Severance Plan. Pursuant to the terms of the Executive Severance Plan, our NEOs will not be eligible for benefits under the plan to the extent they are a party to an existing COC agreement and would receive benefits under such agreement as a result of any termination. NEOs are not entitled to any tax “gross up” in respect of excise taxes, if any, that might arise under the “golden parachute” sections of the federal income tax law (Sections 280G and 4999 of the Code), and may be subject to a reduction in benefits if any such excise tax were applicable and the reduced benefit would maximize the after-tax payment to the NEO.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the total annual compensation of Robert C. Lyons, our CEO, to the total annual compensation of our median employee for our last completed fiscal year.

In 2024, our last completed fiscal year, the annual total compensation of our CEO was $6,846,635, and the annual total compensation of our median employee was $74,025. As a result, for 2024, the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was approximately 92 to 1.

To determine the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table, which includes salary, stock and option awards, bonus, change in pension value, and all other compensation. We then calculated our median employee’s total annual compensation in accordance with the same requirements applicable to the CEO’s compensation, as reported in the Summary Compensation Table, and used that number to calculate the ratio of our CEO’s pay to that of our median employee.

We identified the median employee by examining compensation information derived from payroll records for all employees, excluding the CEO, who were employed by us on October 1, 2023. In identifying our median employee, we selected actual base salary (for salaried employees) and wages (for hourly employees) as the most appropriate measure of compensation and consistently applied that measure to all employees included in the calculation. For 2024, we determined that there were no material changes to our workforce or the median employee’s compensation and have elected to continue to use the same median employee from 2023.

As of October 1, 2023, we employed approximately 1,888 people, with 1,103 located in the United States and 785 located outside the United States. We elected to exclude employees as of that date in the Netherlands (31), India (30), Mexico (9), France (8), China (6), and Singapore (4) given the small number of employees located in those jurisdictions.

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EXECUTIVE COMPENSATION TABLES

Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation actually paid and the Company’s financial and stock price performance.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our Principal Executive Officers (“PEOs”) and non-PEO NEOs for each of the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024, and our financial performance for each such fiscal year:

										Net Income
							Value of Initial Fixed			Excluding
							$100 Investment Based			Tax
					Average		on:			Adjustments
	Summary	Summary	Compensation	Compensation	Summary	Average		Peer Group		and Other
	Compensation	Compensation	Actually Paid	Actually Paid	Compensation	Compensation	Total	Total	Net	Items
	Table Total for	Table Total for	to PEO	to PEO	Table Total for	Actually Paid	Shareholder	Shareholder	Income	(non-GAAP)
	PEO (Kenney)	PEO (Lyons)	(Kenney)	(Lyons)	Non-PEO	to Non-PEO	Return	Return	($, in	($, in
Year	($)(1)	($)(1)	($)(1)	($)(1)	NEOs ($)(1)	NEOs ($)(1)	($)	($)(2)	millions)	millions)
2024		6,846,635		7,553,607	1,805,805	2,165,676	207.68	163.30	284.184	288.079
2023		6,472,498		5,092,187	1,798,061	1,543,434	158.50	143.34	259.169	257.602
2022	6,120,956	4,559,380	(2,085,538)	4,463,028	1,909,348	1,434,592	137.55	123.10	155.923	217.694
2021	7,464,484		8,822,603		2,150,242	2,418,007	132.04	141.70	143.093	182.186
2020	7,286,765		6,085,390		2,230,205	1,665,757	103.21	113.61	151.306	162.515
(1)

Amounts represent compensation actually paid to our PEOs and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO(s)	Non-PEO NEOs
2024	Robert C. Lyons	Thomas A. Ellman, Brian L. Glassberg, Kim Nero, and Paul F. Titterton
2023	Robert C. Lyons	Thomas A. Ellman, Brian L. Glassberg, Kim Nero, and Paul F. Titterton
2022	Robert C. Lyons; Brian A. Kenney(a)	Thomas A. Ellman, Deborah A. Golden, Kim Nero, N. Gokce Tezel, Paul F. Titterton, and Robert A. Zmudka
2021	Brian A. Kenney	Thomas A. Ellman, Deborah A. Golden, Robert C. Lyons, and N. Gokce Tezel
2020	Brian A. Kenney	Thomas A. Ellman, Deborah A. Golden, Robert C. Lyons, and N. Gokce Tezel
(a)	Effective April 22, 2022, Mr. Lyons was appointed as our President and Chief Executive Officer upon the retirement of Mr. Kenney.

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EXECUTIVE COMPENSATION TABLES

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year (“FY”), as adjusted as follows:

	2020		2021		2022			2023		2024
		Average		Average			Average		Average		Average
		Non-PEO		Non-PEO	PEO	PEO	Non-PEO		Non-PEO		Non-PEO
Adjustments (a)	PEO	NEOs	PEO	NEOs	(Kenney)	(Lyons)	NEOs	PEO	NEOs	PEO	NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(3,711,680)	$(672,742)	$(4,732,100)	$(819,143)	$(5,119,282)	$(3,096,428)	$(802,187)	$(3,603,404)	$(738,939)	$(4,080,362)	$(883,331)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$4,033,698	$731,108	$5,215,423	$902,825	$724,813	$3,188,799	$623,923	$3,321,372	$680,948	$4,316,560	$934,492
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$—	$—	$—	$—	$682,021	$—	$18,517	$—	$—	$—	$—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$(751,099)	$(137,477)	$(250,914)	$(47,142)	$(1,099,553)	$(451,230)	$(395,281)	$(90,196)	$14,411	$982,055	$249,659
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$558,613	$98,045	$1,142,195	$230,193	$319,898	$77,046	$139,484	$(131,861)	$(46,859)	$79,514	$27,885
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$—	$—	$—	$—	$(3,603,913)	$—	$(97,972)	$—	$—	$—	$—
Increase based on Dividends Paid to the Executive during Applicable FY on outstanding equity awards	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Increase based on Incremental Fair Value of Options Modified during Applicable FY	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	$(1,716,441)	$(711,706)	$(467,804)	$(157,910)	$(250,696)	$—	$(63,023)	$(1,081,846)	$(226,300)	$(835,080)	$(39,871)
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	$385,534	$128,325	$451,318	$158,942	$140,217	$185,460	$101,783	$205,624	$62,112	$244,285	$71,037
TOTAL ADJUSTMENTS	$(1,201,375)	$(564,448)	$1,358,118	$267,766	$(8,206,494)	$(96,353)	$(474,756)	$(1,380,311)	$(254,628)	$706,972	$359,871
(a)

Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for performance stock units (and RSUs, if any), the average of the high and low values of our common stock on applicable year-end date(s) or, in the case of vesting dates, the closing price on the applicable vesting date(s) multiplied by the probability of achievement as of the applicable date, and (2) for stock options, a value derived using the Black-Scholes option pricing model and the present value of dividends we expect to pay over the expected term of the award as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value of such stock options for financial statement purposes modified to obtain the values as of the relevant valuation dates. The Black-Scholes option pricing model assumptions were determined as follows: a) the average of the high and low values of our common stock on the applicable valuation date as of the current market price, b) in the case of in the money options, an expected term equal to the original ratio of expected term relative to the seven-year contractual term multiplied times the remaining term as of the applicable valuation date, and in the case of underwater stock options, an expected term set equal to the remaining term of the award, c) volatility based on the historical volatility of our stock price over a period equal to the expected term, and d) risk-free interest rates based on the implied yield on recently-issued U.S. Treasury zero-coupon bonds with a term comparable to the expected term. In all cases, these amounts were calculated in accordance with ASC Topic No. 718, Compensation – Stock Compensation. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and prior fiscal years.

(2)	For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the S&P MidCap 400 Index as of December 31 (the “Peer Group”).

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EXECUTIVE COMPENSATION TABLES

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Performance Measures and Compensation Actually Paid

The graphs below compare the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our remaining NEOs with our (i) cumulative TSR, (ii) Peer Group TSR, (iii) net income, (iv) net income, excluding tax adjustments and other items (non-GAAP), (v) three-year cumulative investment volume, and (vi) three-year average LTI-adjusted return on equity (non-GAAP), in each case, for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024. We consider those last three performance measures to be equally important in linking compensation actually paid to our NEOs to company performance. SEC rules do not permit the last two measures to be in the table above, however, because they are measured over a multi-year period.

Net income, excluding tax adjustments and other items (non-GAAP), and three-year average LTI-adjusted return on equity are non-GAAP measures. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see Exhibit A to this Proxy Statement. Investment volume is a GAAP measure.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

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EXECUTIVE COMPENSATION TABLES

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2024:

●	Net income, excluding tax adjustments and other items (non-GAAP)
●	Three-year cumulative investment volume
●	Three-year average LTI-adjusted return on equity (non-GAAP)

For additional details regarding our most important financial performance measures, please see the sections titled Performance Measures, Goal Setting, and Pay-for-Performance Alignment, Annual Incentive Awards and Long-Term Equity Based Incentive Awards in the Compensation Discussion and Analysis elsewhere in this Proxy Statement.

Option Grant Practices

As required by Item 402(x) of Regulation S-K, we are providing the following discussion of the timing of option awards in relation to the disclosure of material nonpublic information. Our longstanding practice has been to grant long-term incentive equity awards, including stock options, on a predetermined schedule. The grant date for the regular, annual long-term incentive awards is the date of the Compensation Committee’s first meeting of each calendar year. This meeting typically occurs after the Company’s release of the financial results for the prior fiscal year through the filing of a Current Report on Form 8-K and accompanying earnings release and earnings call, but before the filing of the Company’s Annual Report on Form 10-K for that fiscal year.

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EXECUTIVE COMPENSATION TABLES

The Committee does not take material nonpublic information into account when determining the timing and terms of the long-term incentive equity awards. Instead, the timing of grants is made in accordance with the annual compensation cycle, with awards granted at the start of the new year to incentivize the executives to deliver on the Company’s strategic objectives for the year and relevant upcoming performance period. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Any coordination between a grant and the release of information that could be expected to affect such grant’s value is precluded by the predetermined schedule.

During fiscal year 2024, we did not grant any equity awards to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material nonpublic information.

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PROPOSAL 3:  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025, and our Board is seeking shareholder ratification of the appointment. Ernst & Young LLP and its predecessor firms have served as our independent registered public accounting firm since 1916.

Shareholder ratification of this appointment is not required by our By-Laws or applicable laws and regulations. However, our Board annually submits this appointment for shareholder ratification as an element of our strong governance program. While this vote cannot be binding, if shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will take the vote into account in making future appointments.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions by shareholders.

Audit Committee Evaluation

In determining whether to reappoint Ernst & Young LLP, the Audit Committee considered the qualifications, performance, and independence of the firm and the audit engagement team, the quality of its discussions with Ernst & Young LLP, and the fees charged by Ernst & Young LLP for the breadth of services provided. In connection with the 2025 appointment, the Audit Committee considered, among other things, the following:

●	Audit Quality — The quality of Ernst & Young LLP’s audit and non-audit work, based on its oversight of the firm’s work product, as well as its discussions with management in executive session without Ernst & Young LLP present and its discussions with Ernst & Young LLP in executive session without management present
●	Performance — Ernst & Young LLP’s reports on its quality controls and its performance during our 2024 and prior-year audits
●	Qualitative Review — Ernst & Young LLP’s (i) expertise and resources, (ii) audit planning, (iii) communication and interaction, (iv) independence, objectivity, and professional skepticism, and (v) value for fees
●	Self-Assessment — Ernst & Young LLP’s annual self-assessment of its accomplishments in connection with its audit, its satisfaction of the service needs and expectations of the Audit Committee and management, and areas of continued focus and improvement opportunities
●	Regulatory Reviews — External data on the firm’s audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on Ernst & Young LLP and its peer firms
●	Reasonableness of Fees — The appropriateness of Ernst & Young LLP’s fees for audit and non-audit services, both on an absolute basis and relative to comparable firms
●	Independence — Written disclosures from the firm and the independence letter required by the PCAOB
●	Tenure — Ernst & Young LLP’s tenure as our independent auditor, including the benefits of having a long-tenured auditor and the institutional knowledge gained from prior years of engagement

The Audit Committee determined that the appointment of Ernst & Young LLP is in the best interest of GATX and our shareholders. The Audit Committee has appointed, subject to shareholder ratification, Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025 and recommends that shareholders ratify the appointment at the Annual Meeting.

The Board of Directors recommends that you vote FOR the proposal to ratify Ernst & Young LLP as our independent registered public accounting firm for 2025.

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PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee’s responsibilities, as set forth in its charter, include providing oversight of our financial accounting and reporting process through periodic meetings with our management, independent registered public accounting firm, and internal auditors to review accounting, auditing, internal controls, and financial reporting matters. The Audit Committee Charter is available on our website (www.gatx.com) in the Investor Relations section under “Governance.”

The Audit Committee has the ultimate authority to select and engage our independent registered public accounting firm, evaluate its performance, evaluate the performance of the lead audit partner, oversee the required rotation of the lead audit partner every five years, review and consider the selection of the lead audit partner, approve all audit and non-audit work, and approve all associated fees. The Audit Committee’s oversight includes regular private sessions with the independent registered public accounting firm and discussions with the firm regarding the scope of its audit.

GATX management is responsible for the preparation and integrity of our financial reporting information and related systems of internal control. In the discharge of its functions, the Audit Committee relies on our management (including senior financial management), internal audit staff, and independent registered public accounting firm.

It is not the Audit Committee’s responsibility to plan or conduct audits or to determine that our financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. That work is the responsibility of GATX management and our independent registered public accounting firm. In making its recommendation to the Board noted below, the Audit Committee has relied on management to prepare the financial statements with integrity and objectivity and in conformance with generally accepted accounting principles and the report of our independent registered public accounting firm with respect to the financial statements.

The Audit Committee currently consists of four directors:  Diane M. Aigotti (Chair), Anne L. Arvia, Shelley J. Bausch and John M. Holmes, each of whom is an “independent director” under the NYSE listing standards applicable to Audit Committee members. The Board has determined that each member of the Audit Committee is financially literate and has accounting and related financial management expertise, and that each of Diane M. Aigotti, Anne L. Arvia and John M. Holmes is an “audit committee financial expert” (as such term is defined by the SEC).

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed under the applicable requirements of the PCAOB and the SEC, including the quality of our accounting policies, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also has received from Ernst & Young LLP the written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3256, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed with Ernst & Young LLP its independence.

Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Diane M. Aigotti (Chair)

Anne L. Arvia

Shelley J. Bausch

John M. Holmes

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PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policy

Pursuant to our pre-approval policy, the Audit Committee must pre-approve all audit and non-audit services provided to GATX by our independent registered public accounting firm before the firm is engaged to perform the services. Each year, the Audit Committee reviews the annual audit plan submitted by the independent registered public accounting firm and pre-approves all necessary and appropriate audit services for the year.

Each quarter, the Company and the independent registered public accounting firm jointly provide the Audit Committee a report of all the audit-related, tax, and other non-audit services that were performed by the independent registered public accounting firm during the current fiscal quarter pursuant to the authority previously approved by the Committee. In addition, the Company and the independent registered public accounting firm provide the Audit Committee with an estimate of the nature and amount of the services expected to be needed in the next fiscal quarter, together with a joint statement confirming that the services are consistent with the SEC’s rules on auditor independence. The Audit Committee then pre-approves those services, as appropriate. Any proposed changes to the estimate of services reviewed as part of the annual audit plan also are discussed with the Audit Committee at that time. The Audit Committee may delegate pre-approval authority to one or more of its members. Any member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit and Other Related Fees

Audit Fees

The aggregate fees for professional services rendered by Ernst & Young LLP in connection with (i) the audit of the annual financial statements set forth in our Annual Report on Form 10-K, (ii) the review of the interim financial statements in our Quarterly Reports on Form 10-Q, (iii) comfort letters, consents, and other services related to SEC filings, and (iv) related audit services provided to other subsidiaries of GATX were approximately $3,402,000 for 2024 and $3,236,000 for 2023. Audit fees also include the audit of the effectiveness of our internal control over financial reporting as required by SEC rules adopted under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

The aggregate fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements were approximately $290,000 for 2024 and $159,500 for 2023. The services performed included employee benefit plan audits and other attestation engagements.

Tax Fees

The aggregate fees for professional services rendered for federal and international tax compliance, advice, and planning were approximately $42,000 for 2024 and $45,425 for 2023.

All Other Fees

Fees for other professional services rendered by Ernst & Young LLP were approximately $2,000 for 2024 and $2,000 for 2023, primarily related to access and use of Ernst & Young LLP’s online accounting research tool.

72GATX CORPORATION  -  2025 Proxy Statement

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Each director, each NEO named in the Summary Compensation Table, and all directors and current executive officers as a group, owned the number of shares of GATX common stock set forth in the following table:

Shares of Common Stock
Beneficially Owned as of
Name of Beneficial Owner	February 28, 2025(1)(2)
Diane M. Aigotti	17,811
Anne L. Arvia	32,867
Shelley J. Bausch	1,750
Thomas A. Ellman	130,542
Brian L. Glassberg	16,972
John M. Holmes	1,902
Robert C. Lyons	190,604
Kim Nero	20,614
James B. Ream	46,825
Adam L. Stanley	7,584
David S. Sutherland	86,862
Paul F. Titterton	49,400
Paul G. Yovovich	39,959
All directors and current executive officers as a group (22 persons)	774,911
(1)

Includes (i) RSUs and phantom stock units credited to the accounts of individuals and payable in shares of common stock following retirement from the Board and RSUs that will vest in full on April 25, 2025, and be payable in shares of common stock on such date or, if deferred per a deferral election, following retirement from the Board as follows (in the aggregate): Ms. Aigotti (17,811); Ms. Arvia (32,459); Ms. Bausch (1,750); Mr. Holmes (1,902); Mr. Ream (41,825); Mr. Stanley (7,584); Mr. Sutherland (76,862); Mr. Yovovich (35,606); and directors as a group 215,799); and (ii) shares which may be obtained by exercise of previously granted options within 60 days of February 28, 2025, by Mr. Ellman (86,066); Mr. Glassberg (11,566); Mr. Lyons (142,833); Ms. Nero (17,966); Mr. Titterton (38,932); and current executive officers as a group (373,490).

(2)

Each person has sole investment and voting power (or shares such powers with his or her spouse), except with respect to units of phantom common stock, RSUs, and option grants. None of the directors or NEOs owned 1% or more of the Company’s outstanding shares of common stock. Directors and current executive officers as a group beneficially owned approximately 2.1% of the Company’s outstanding shares of common stock.

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PRINCIPAL SHAREHOLDERS

The entities listed below are the only persons known to us to beneficially own more than 5% of our common stock. To our knowledge, except as indicated in the footnotes to this table, the entities named below have sole voting and sole investment power with respect to all shares beneficially owned by them. Percentage of beneficial ownership is based on 35,675,897 shares outstanding as of February 28, 2025.

	Shares Beneficially	Percent of Common
Name and Address of Beneficial Owner	Owned	Stock
State Farm Mutual Automobile Insurance Company(1)	5,665,488	15.9
One State Farm Plaza
Bloomington, Illinois 61710
BlackRock, Inc.(2)	4,659,717	13.1
50 Hudson Yards
New York, New York 10001
The Vanguard Group, Inc.(3)	3,917,862	11.0
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
EARNEST Partners, LLC(4)	2,969,754	8.3
1180 Peachtree Street NE, Suite 2300
Atlanta, Georgia 30309
GAMCO Investors, Inc.(5)	2,329,615	6.5
One Corporate Center
Rye, New York 10580
Dimensional Fund Advisors LP(6)	2,202,403	6.2
6300 Bee Cave Road
Building One
Austin, Texas 78746
(1)

Based on a Schedule 13G amendment filed with the SEC on February 12, 2024. Consists of (i) 3,336,000 shares held by State Farm Mutual Automobile Insurance Company, (ii) 882,800 shares held by State Farm Fire and Casualty Company, (iii) 4,200 shares held by State Farm Investment Management Corp., and (iv) 1,442,488 shares held by State Farm Insurance Companies Employee Retirement Trust. State Farm Investment Management Corp. has shared voting and dispositive power as to the shares owned by it, and each of the other foregoing entities has sole voting and dispositive power as to the shares owned by it. Each of the foregoing entities expressly disclaims beneficial ownership as to all shares as to which such person has no right to receive the proceeds of sale of the security and disclaims that it is part of a “group” under the regulations of the SEC with regard to the beneficial ownership of these shares of common stock.

(2)

Based on a Schedule 13G amendment filed with the SEC on January 23, 2024. BlackRock, Inc. has sole voting power with respect to 4,489,875 of the reported shares and sole dispositive power with respect to all of the reported shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. No one person’s interest in these shares is greater than 5% of the total number of outstanding shares of GATX stock.

(3)

Based on a Schedule 13G amendment filed with the SEC on February 13, 2024. The Vanguard Group, Inc. and certain of its affiliated entities (collectively, “Vanguard”) have sole voting power with respect to none of the reported shares and shared voting power with respect to 26,084 of the reported shares. Vanguard has sole dispositive power with respect to 3,855,299 of the reported shares and shared dispositive power with respect to 62,563 of the reported shares. No one affiliated entity owns 5% or greater of the total number of outstanding shares of GATX stock.

(4)

Based on a Schedule 13G amendment filed with the SEC on February 12, 2024. EARNEST Partners, LLC is an investment adviser to its clients. No single client interest in these shares is greater than 5% of the total number of outstanding shares of GATX stock. EARNEST Partners, LLC has sole voting power with respect to 2,319,587 of the reported shares and shared voting power with respect to 3,714 of the reported shares. EARNEST Partners, LLC has sole dispositive power with respect to all of the reported shares.

(5)

Based on a Schedule 13D amendment filed with the SEC on January 16, 2025. Consists of (i) 1,321,365 shares held by GAMCO Asset Management Inc. (“GAMCO”), (ii) 1,004,050 shares held by Gabelli Funds, LLC, and (iii) 4,200 shares held by MJG Associates, Inc. Each of the persons filing the Schedule 13D has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the reported shares, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 48,200 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in GATX and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, Associated Capital Group, Inc., GAMCO Investors, Inc. and GGCP, Inc. is indirect with respect to shares beneficially owned directly by other reporting persons.

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PRINCIPAL SHAREHOLDERS

(6)

Based on a Schedule 13G amendment filed with the SEC on February 9, 2024. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such as investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all of the reported shares are owned by the Funds. Dimensional disclaims beneficial ownership of such shares. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held in their respective accounts. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the outstanding shares of GATX. Dimensional has sole voting power with respect to 2,160,660 of the reported shares and sole dispositive power with respect to all of the reported shares.

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FORWARD-LOOKING STATEMENTS

Statements in this proxy statement not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. Forward-looking statements include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

The following factors, in addition to those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and elsewhere in this report and in our other filings with the SEC, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

●	a significant decline in customer demand for our transportation assets or services, including as a result of:
—	prolonged inflation or deflation
—	high interest rates
—	weak macroeconomic conditions and world trade policies
—	weak market conditions in our customers' businesses
—	adverse changes in the price of, or demand for, commodities
—	changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading," or labor strikes or shortages
—	changes in, or disruptions to, supply chains
—	availability of pipelines, trucks, and other alternative modes of transportation
—	changes in conditions affecting the aviation industry, including global conflicts, geographic exposure, and customer concentrations
—	customers' desire to buy, rather than lease, our transportation assets
—	other operational or commercial needs or decisions of our customers
●	inability to maintain our transportation assets on lease at satisfactory rates and term length due to oversupply of assets in the market or other changes in supply and demand
●	competitive factors in our primary markets, including existing or new competitors with significantly lower costs of capital
●	higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
●	events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
●	financial and operational risks associated with long-term purchase commitments for transportation assets
●	reduced opportunities to generate asset remarketing income
●	inability to successfully consummate and manage ongoing acquisition and divestiture activities
●	reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses
●	potential obsolescence of our assets

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FORWARD-LOOKING STATEMENTS

●	risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties, or trade barriers affecting our activities in the countries where we do business
●	failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
●	inability to attract, retain, and motivate qualified personnel, including key management personnel
●	inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business
●	exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
●	changes in, or failure to comply with, laws, rules, and regulations
●	environmental liabilities and remediation costs
●	operational, functional and regulatory risks associated with climate matters, severe weather events and natural disasters
●	U.S. and global political conditions and the impact of increased geopolitical tension and wars on domestic and global economic conditions in general, including supply chain challenges and disruptions
●	prolonged inflation or deflation
●	fluctuations in foreign exchange rates
●	deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
●	inability to obtain cost-effective insurance
●	changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
●	inadequate allowances to cover credit losses in our portfolio
●	asset impairment charges we may be required to recognize
●	inability to maintain effective internal control over financial reporting and disclosure controls and procedures
●	the occurrence of a widespread health crisis and the impact of measures taken in response

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OTHER INFORMATION

Shareholder Proposals

2025 Annual Meeting Proposals

The Board does not know of any matters to be presented at the meeting other than those described in this Proxy Statement, and we have not received notice of any shareholder proposals for the upcoming Annual Meeting. In the event that a shareholder proposal is made at the Annual Meeting, the Proxyholders (as defined on page 80) may exercise their discretionary voting authority under the proxies they hold to vote in accordance with their best judgment on any such proposal.

2026 Shareholder Proposals

Proposals Under SEC Rule 14a-8

In order for a shareholder proposal to be considered for inclusion in our proxy materials for the 2026 annual meeting of shareholders pursuant to SEC Rule 14a-8, the shareholder proposal must be received by the Corporate Secretary, GATX Corporation, 233 South Wacker Drive, Chicago, Illinois 60606-7147 no later than November 14, 2025. Any such proposal may be included in next year’s Proxy Statement only if it complies with our By-Laws and the rules and regulations promulgated by the SEC, including Rule 14a-8. Nothing in this section shall be deemed to require us to include, in our proxy materials relating to any annual meeting, a shareholder proposal that does not meet all of the requirements for inclusion established by the SEC.

Non-14a-8 Proposals

If a shareholder intends to present a proposal for consideration at the 2026 annual meeting of shareholders outside the processes of SEC Rule 14a-8, the proposal must be received by the Corporate Secretary, GATX Corporation, 233 South Wacker Drive, Chicago, Illinois 60606-7147 no earlier than December 26, 2025, and no later than January 25, 2026. The notice must contain, and be accompanied by, all of the information as specified in our By-Laws. We recommend that any shareholder wishing to bring any item before an annual meeting of shareholders review our By-Laws, which are available on our website (www.gatx.com) in the Investor Relations section under “Governance.”

2026 Director Nominations

Director nominations by shareholders for consideration at the 2026 annual meeting of shareholders must be received by the Governance Committee, c/o the Corporate Secretary, GATX Corporation, 233 South Wacker Drive, Chicago, Illinois 60606-7147 no earlier than December 26, 2025, and no later than January 25, 2026. The notice must contain, and be accompanied by all information required by our By-Laws, the proxy rules, and applicable law. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 24, 2026.

78GATX CORPORATION  -  2025 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I not receive a full set of proxy materials?

This year, the Company is furnishing proxy materials to our shareholders primarily through “notice-and-access” delivery pursuant to SEC rules. As a result, beginning on or about March 14, 2025, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access proxy materials on the Internet. Shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. Shareholders who have previously requested to receive a paper copy of the proxy materials will receive a full paper set of proxy materials by mail.

Using the notice-and-access method of proxy delivery expedites receipt of proxy materials by our shareholders and reduces the cost of producing and mailing the full set of proxy materials. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access the proxy materials and vote on the Internet. If you would like to receive paper copies of our proxy materials in the mail, you may follow the instructions on the Notice of Internet Availability for making this request.

Who may vote at the Annual Meeting?

Only holders of shares of our common stock as of the close of business on February 28, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. On that day, 35,675,897 shares of common stock were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

How do I attend the virtual Annual Meeting?

Shareholder of Record. If your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the shareholder “of record” with respect to those shares. If you are a shareholder of record, you will need to visit https://meetnow.global/MAGCWVM and enter your 15-digit Control Number to attend the virtual Annual Meeting. Your Control Number was provided in the Notice of Internet Availability or proxy card you received.

Beneficial Owner of Shares Held in Street Name. If you hold your shares through a broker, bank or other nominee, you will need to register in advance to receive a Control Number and participate in the meeting. To register you must obtain a legal proxy, executed in your favor, from the broker, bank, or other nominee that holds your shares and submit proof of your legal proxy reflecting the number of shares of GATX stock you held as of the Record Date, along with your name and email address, to Computershare. Please forward the email from your record holder, or attach an image of your legal proxy to an email, to legalproxy@computershare.com. By mail: Computershare, GATX Corporation Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 21, 2025. You will receive a confirmation of your registration, with a Control Number, by email from Computershare. At the time of the meeting, go to https://meetnow.global/MAGCWVM and enter your Control Number to attend the virtual Annual Meeting.

Attending as a Guest. Those without a Control Number may attend as guests, but they will not have the option to vote their shares or participate during the virtual Annual Meeting.

Technical Assistance. The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it, you may call 888-724-2416.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How do I vote?

Shareholder of Record. If you are a shareholder of record, you can vote (1) by internet or telephone by following the instructions on the Notice of Internet Availability or proxy card, (2) signing, dating, and returning a written proxy card which may be requested by following the instructions on the Notice of Internet Availability that you received, or (3) attending the virtual Annual Meeting and voting online.

Beneficial Owner of Shares Held in Street Name. If you hold your shares through a broker, bank, or other nominee, then the nominee holding your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that nominee on how to vote the shares held in your account. Your nominee will provide you with instructions on how to vote your shares, including any available telephone or internet voting options. If you hold your shares through a broker, bank, or other nominee and would like to vote online at the Annual Meeting, you must first obtain a legal proxy issued in your name from the nominee that holds your shares and register to attend the Annual Meeting as described above under “How do I attend the Virtual Annual Meeting?” – Beneficial Owner of Shares Held in Street Name.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to each of our Chief Executive Officer, Chief Financial Officer, and General Counsel (the “Proxyholders”). In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting.

What happens if I do not give specific voting instructions?

Shareholder of Record. If you are a shareholder of record and you indicate when voting by internet or telephone that you wish to vote as recommended by the Board, or you sign and return a proxy card (if you so requested) without giving specific voting instructions, the Proxyholders will vote your shares (1) FOR the election of each of the Board’s nominees for director, (2) FOR the adoption of the shareholder advisory resolution to approve the Company’s executive compensation, and (3) FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025.

Beneficial Owner of Shares Held in Street Name. If you hold your shares through a bank, broker, or other nominee and you do not provide that nominee with specific voting instructions, under the rules of the various national and regional securities exchanges, the nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If your nominee does not receive instructions from you on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote your shares on that matter. This is generally referred to as a “broker non-vote.”

Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025 (Proposal No. 3) is considered a “routine” matter. A bank, broker, or other nominee may generally vote on routine matters, and therefore, no broker non-votes are expected to occur in connection with Proposal No. 3. The election of directors (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 2) are considered “non-routine” matters. A bank, broker, or other nominee cannot vote on those matters without instructions from the beneficial owner of the shares; therefore, broker non-votes may occur on Proposals 1 and 2.

How are the votes counted?

Our transfer agent, Computershare Investor Services, will serve as tabulator and will count the votes. You may vote FOR, AGAINST, or ABSTAIN with respect to each director nominee and on Proposals 2 and 3. If you abstain from voting on any director nominee or item, your abstention will not have an effect on the outcome of the vote. Similarly, broker non-votes will not have an effect on the outcome of the vote. In tabulating the voting results, only FOR and AGAINST votes are counted. Broker non-votes and abstentions are counted only for purposes of determining whether a quorum is present.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Can I change my mind after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you vote by internet or by telephone, only your latest internet or telephone proxy that is timely submitted prior to the meeting will be counted. If you vote by signing and returning a proxy card, you may change your vote by completing a new proxy card with a later date. You may also revoke your proxy and change your vote by virtually attending the meeting and voting online. However, your virtual attendance at the Virtual Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to the Company’s Corporate Secretary at 233 South Wacker Drive, Chicago, Illinois 60606-7147.

What happens if other matters come up at the Annual Meeting?

If any matters other than those referred to in the Notice of Annual Meeting properly come before the meeting, the Proxyholders will have the discretion to vote the proxies held by them in accordance with their best judgment. However, we have not received timely and proper notice from any shareholder of any other matter to be presented at the meeting.

What constitutes a quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the 35,675,897 shares of our common stock issued and outstanding on the Record Date are represented, virtually, online or by proxy, at the Annual Meeting. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

How is it determined whether a matter has been approved?

Assuming a quorum is present, each director nominee will be elected by a majority of votes cast with respect to his or her election. A majority of votes cast means that the number of votes cast FOR the election of a director nominee exceeds the number of votes cast AGAINST such director nominee’s election. Under the Board’s existing resignation policy, each director is expected to tender his or her resignation when nominated for election to the Board. The resignation will become effective only if the director receives more votes AGAINST his or her election than FOR votes and the Governance Committee, or other duly authorized committee of the Board, decides to accept the resignation. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of director nominees.

Approval of Proposals 2 and 3 requires the affirmative vote of a majority of the votes cast in favor of or against the proposal.

What shares are covered by the Notice of Internet Availability or proxy card?

Shareholders Who Are Not Current or Former GATX Employees. If you are not a current or former employee of GATX, the Notice of Internet Availability or proxy card (if so requested) covers all shares held by you of record.

Current or Former GATX Employees. If you are a current or former employee of GATX and you have shares in the GATX Stock Fund as a result of your participation in the GATX salaried or hourly 401(k) plans (collectively, the “401(k) Plans”), you will receive a separate proxy card for any shares you hold in those plans (your “Plan Shares”). This separate proxy card will cover all of your Plan Shares. Subject to applicable law, the trustee of the 401(k) Plans will vote your Plan Shares in accordance with the voting instructions you provide by completing and returning the proxy card for your Plan Shares or by voting your Plan Shares by internet or by telephone. If you do not instruct the trustee how to vote, the trustee will vote your Plan Shares in the same proportion as those Plan Shares for which the trustee receives timely voting instructions from other shareholder participants in the 401(k) Plans. To allow sufficient time for the trustee to vote your Plan Shares in accordance with your direction, your voting instructions must be received by the trustee no later than 8:00 a.m. Eastern Time on April 23, 2025. Please note that the proxy card covering your Plan Shares does not cover any

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

other GATX shares held by you outside of the 401(k) Plans, and you will need to provide separate voting instructions for your non-Plan Shares as described above.

Who pays to prepare, mail, and solicit the proxies?

GATX pays all the costs of preparing, mailing, and soliciting proxies. We ask brokers, banks, voting trustees, and other nominees to forward proxy materials to the beneficial owners and to obtain authority to execute proxies, and we generally reimburse these brokers, banks, voting trustees, and other nominees for their expenses upon request.

We have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, e-mail, and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $12,000 plus expenses. In addition, certain directors, officers, or employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, e-mail, or personal contact.

Where can I find the voting results of the Annual Meeting?

We will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

By Order of the Board of Directors,

Executive Vice President, General Counsel and Secretary

82GATX CORPORATION  -  2025 Proxy Statement

Exhibit A  Reconciliation of Non-GAAP Financial Measures

Non-GAAP Financial Measures

This Proxy Statement includes certain financial measures computed using non-GAAP components, as defined by the U.S. Securities and Exchange Commission. These measures are not in accordance with, or a substitute for, U.S. generally accepted accounting principles (“GAAP”), and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures.

We exclude the effects of certain tax adjustments and other items for purposes of presenting net income, diluted earnings per share, and return on equity because we believe these items are not attributable to our business operations. Management utilizes this information when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

GATX CORPORATION - 2025 Proxy Statement	A-1

EXHIBIT A RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation

The following table shows our shareholders’ equity, excluding accumulated other comprehensive loss, as of December 31 (in millions):

	2024	2023	2022	2021
Shareholders’ Equity (GAAP)	$2,438.9	$2,273.0	$2,029.6	$2,019.2
Add: accumulated other comprehensive loss	209.6	167.6	211.6	160.6
Shareholders’ Equity, as adjusted (non-GAAP)(1)	$2,648.5	$2,440.6	$2,241.2	$2,179.8

The following tables show our net income, diluted earnings per share, and return on equity, excluding tax adjustments and other items (non-GAAP), for the years ended December 31 (in millions, except per share data):

Impact of Tax Adjustments and Other Items on Net Income:	2024	2023	2022
Net income (GAAP)	$284.2	$259.2	$155.9

Adjustments attributable to consolidated pre-tax income:
Litigation claims settlements(2)	$3.3	$—	$—
Environmental reserves(3)	10.7	—	5.9
Net (gain) loss on Specialized Gas Vessels at Engine Leasing(4)	(0.6)	4.0	34.3
Net (gain) loss on Rail Russia at Rail International(5)	—	(0.3)	14.6
Total adjustments attributable to consolidated pre-tax income	$13.4	$3.7	$54.8
Income taxes thereon, based on applicable effective tax rate	$(3.5)	$—	$(1.5)
Other income tax adjustments attributable to consolidated income:
Income tax rate changes(6)	$(6.0)	$(3.0)	$(3.0)
Net operating loss valuation allowance adjustment(7)	—	(2.3)	—
Total other income tax adjustments attributable to consolidated income	$(6.0)	$(5.3)	$(3.0)
Adjustments attributable to affiliates’ earnings, net of taxes:
Aircraft spare engine impairment at RRPF(8)	$—	$—	$11.5
Total adjustments attributable to affiliates’ earnings, net of taxes	$—	$—	$11.5
Net income, excluding tax adjustments and other items (non-GAAP)	$288.1	$257.6	$217.7

Impact of Tax Adjustments and Other Items on Diluted Earnings Per Share:	2024	2023	2022
Diluted earnings per share (GAAP)	$7.78	$7.12	$4.35
Adjustments attributable to consolidated income, net of taxes:
Litigation claims settlements(2)	0.07	—	—
Environmental reserves(3)	0.22	—	0.12
Net (gain) loss on Specialized Gas Vessels at Engine Leasing(4)	(0.02)	0.11	0.96
Net (gain) loss on Rail Russia at Rail International(5)	—	(0.01)	0.41
Other income tax adjustments attributable to consolidated income:
Income tax rate changes(6)	(0.16)	(0.08)	(0.08)
Net operating loss valuation allowance adjustment(7)	—	(0.06)	—
Adjustments attributable to affiliates’ earnings, net of taxes:
Aircraft spare engine impairment at RRPF(8)	—	—	0.32
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)*	$7.89	$7.07	$6.07

Return on Equity:	2024	2023	2022
Return on Equity (GAAP)	12.1%	12.0%	7.7%
Return on Equity, excluding tax adjustments and other items (non-GAAP)(9)	12.2%	12.0%	10.8%
LTI-Adjusted Return on Equity, applicable for performance share plan measures (non-GAAP)(10)	11.2%	11.1%	7.1%
(*)	Sum of individual components may not be additive due to rounding.
(1)	Shareholders’ Equity used for purposes of calculating LTI-Adjusted Return on Equity (non-GAAP) for the performance share plan.
(2)	Expenses recorded for the settlements of litigation claims arising out of legacy business operations.
(3)

Reserves recorded in 2024 for our share of anticipated environmental remediation costs arising out of prior operations and legacy businesses and reserves recorded in 2022 as part of an executed agreement for anticipated remediation costs at a property sold in 1974.

A-2GATX CORPORATION  -  2025 Proxy Statement

EXHIBIT A RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(4)

In 2022, we made the decision to sell the Specialized Gas Vessels. We have recorded gains and losses associated with the subsequent impairments and sales of these assets. As of December 31, 2023, all vessels had been sold.

(5)

In 2022, we made the decision to exit Rail Russia and recorded losses in 2022 associated with the impairment of the net assets. In 2023, we sold Rail Russia and recorded a gain on the final sale of this business.

(6)	Deferred income tax adjustments attributable to state tax rate reductions in 2024 and 2023 and an enacted corporate income tax rate reduction in Austria in 2022.
(7)	Valuation allowance adjustment associated with the realizability of state net operating losses in future tax years.
(8)	Impairment losses related to aircraft spare engines in Russia that the RRPF affiliates do not expect to recover.
(9)	Calculated as net income, excluding tax adjustments and other items (non-GAAP), divided by GAAP Shareholders' Equity.
(10)	LTI-Adjusted Return on Equity (non-GAAP) is calculated as net income divided by Shareholders' Equity, as adjusted as shown above (non-GAAP).

GATX CORPORATION - 2025 Proxy Statement	A-3

01 - Diane M. Aigotti 04 - John M. Holmes 07 - Adam L. Stanley 02 - Anne L. Arvia 05 - Robert C. Lyons 08 - Paul G. Yovovich 03 - Shelley J. Bausch 06 - James B. Ream 1PCF A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed, and FOR Proposals 2 and 3. 043N1B 2. ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2025 1. ELECTION OF DIRECTORS: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q For Against Abstain For Against Abstain For Against Abstain You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/GATX or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by the closing of the polls at the virtual Annual Meeting (for registered shares) and 8:00 a.m. Eastern Time, on April 23, 2025 (for Plan Shares, as defined in the Proxy Statement). Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/GATX Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery. Sign up at www.envisionreports.com/GATX. 2025 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — April 25, 2025 Robert C. Lyons, Thomas A. Ellman, and Brian L. Glassberg, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of GATX Corporation to be held virtually at meetnow.global/MAGCWVM on Friday, April 25, 2025 at 9:00 a.m. Central Time, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, and FOR proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) GATX Corporation C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/GATX. The 2025 Annual Meeting of Shareholders of GATX Corporation will be held on Friday, April 25, 2025 at 9:00 a.m. Central Time, virtually at meetnow.global/MAGCWVM. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.